Filed Pursuant to rule 424(b)

                                   PROSPECTUS

                                2,500,000 Shares
                                 of Common Stock

                                    [LOGO]

This is our initial public offering of up to 2,500,000 shares of our common stock.

We will be selling a minimum of 100,000 and a maximum of 2,500,000 of our shares in this offering. Until we have sold at least 100,000 shares, we will not disburse the funds. We will deposit all proceeds of this offering into a non-interest bearing escrow account. If we are unable to sell at least 100,000 shares within 180 days, we will promptly return all funds, without interest or deductions to subscribers within 30 days. The offering will remain open until all shares offered are sold or 9 months after the date of this prospectus, except that we will have only 180 days to sell at least the first 100,000 shares.  We may decide to cease selling efforts  prior  to  such  date.

No public market currently exists for our shares. The offering price may not reflect the market price of our share after the offering. It is currently estimated that the initial public offering price will be $10 per share.

We have retained the services of Corporate Stock Transfer of Denver Colorado as our Escrow Agent.

Offering

<BTB>
             Price  to  Public  (1)    Discount  (2)     Proceeds to Company (3)
              Per  Share
                   $10.00                 $1              $9.00
Maximum  Shares
2,500,000         $25,000,000            $2,500,000      $22,450,000

Minimum Shares
100,000           $1,000,000             $100,000        $850,000


1.     The  price  we  will  sell  our  common  stock.
2. The commission we will pay to licensed broker/dealer for selling our common stock.
3. The funds we will retain after paying the commission to licensed broker/dealer, in addition to estimated $50,000 offering expense.
































                   The effective date of this prospectus is January 29th 2001

                               INTERCARE.COM-DX, INC.


You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.


                     Dealer  Prospectus  Delivery  Obligation

Until April 29 2001 (90 days after the commencement of this offering), all dealers effecting transactions in the these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                              TABLE  OF  CONTENTS
                                                                         Page

Summary                                                                      4
Use  of  Proceeds                                                            5
Risk  Factors                                                                5
Dilution                                                                     12
Determination  of  Offering  Price                                           13
Business Overview                                                            14
Plan  of  Operation                                                          32
Management                                                                   33
Certain  Transactions                                                        35
Principal  Security  Holders                                                 36
Description  of  Securities                                                  37
Selling  Stockholders                                                        38
Plan  of  Distribution                                                       38
Legal  Matters                                                               40
Experts                                                                      40
Where  You  Can  Find  Additional  Information                               40
Index to  Financial Statements. for period  ended  September  30,  2001      41

                                  SUMMARY

This summary highlights information we present more fully elsewhere in this prospectus. You should read this entire prospectus carefully.

About  Us

InterCare.com-dx, Inc., formerly known as Inter-Care Diagnostics, Inc., is organized in the State of California. We are an innovative software products and services company specializing in providing healthcare management and information systems solutions.

We have created, published and marketed software products that are embedded with sound, text and video, for purpose of relaxation training and stress management. We have also developed Internet-ready applications for healthcare transactions management, medical and health-related contents and information targeted toward the education, general consumer and healthcare industry markets

On June 30, 2000, the company signed a master value added reseller agreement With Meridian Holdings, Inc., the parent company to sell and support the MedMaster(tm) suite of software technology. Significant terms of this agreement is that Intercare will sell, support, implement the MedMaster Suite of software programs, in exchange for 40% of net sales proceeds, and 60% of recurrent revenue from software support and implementation.

MedMaster(tm) products offer a lifetime electronic patient record, clinical data repository and integrated clinical applications spanning the continuum of care. Healthcare providers can access patient information, invoke rules and standards of care, manage cost and care delivery, as well as maintain compliance with regulatory documentation and payment requirements

The key elements of our business strategy include the following:

      - Fully exploit the expanding Integrated Healthcare delivery system Information Technology and Internet market

      - Expand into related healthcare consumer market with our relaxation training and stress management software program.

      - Convert all our existing software programs to Internet based applications, in order to attract a larger user base.

      - Penetrate the National and International markets for large customers such as corporations, correctional facilities, military, hospitals, universities and government with our Internet based applications and healthcare information technologies.

Corporate  Information

We are incorporated under the laws of the State of California in January 1991, and changed our name from Monet Medical Testing, Inc., to Inter-Care
Diagnostics, Inc., in April 25th, 1991. On December 18, 1999, in keeping with our new strategy to become an Internet-based company, the Company changed its name to InterCare.com-dx Inc. Our principal executive offices are located at 900 Wilshire Blvd, Suite 500 Los Angeles, California. Our telephone number at that address is (213) 627-8878.

This  Offering

Securities  offered                   Common  Stock,  No  par  value,
                                      2,500,000  share

Price  per  Share                     $10.00

Common  stock  outstanding            11,000,000  shares
prior  to  the  offering

Common  stock  to  be                 13,500,000  shares
outstanding  after the  offering

Summary  Financial  And  Operating  Information

This summary financial information below is from and should be read with the financial statements, and the notes to the financial statements, elsewhere in this Prospectus. All numbers are in thousands, except for share and per share amounts.

Statement  of  Operations  Data:

                                 Year  Ended  December  31
                                   1999          1998
Revenues                           6,629         13,795
Gross  Profit                      6,377         13,506
                                        4

Loss  before  income  taxes     (114,423)       (62,827)
Net  Loss                       (114,423)       (62,827)
Basic  and  Diluted
  Loss per share     (1)          (0.010)        (0.013)

Number  of  shares
  outstanding:                11,000,000      4,900,000
Balance  Sheet  Data:

Working  capital  (deficiency)    95,903         76,677
Total  assets                     96,156         98,651
Total  liabilities                    -         463,700
Stockholders  equity  (deficit)   96,156       (365,049)

(1) Net Loss per Common Share: Stock options and warrants outstanding were not included in calculating diluted loss per share since they were anti-dilutive.


                               Nine Months  Ended  September 30
                                   2000         1999
Revenues                         180,000         6,276
Gross  Profit                    180,000         6,276
Loss  before  income  taxes     ( 89,306)       (46,385)
Net  Loss                       ( 89,306)       (46,385)
Basic  and  diluted
  loss  per  share:  (1)          (0.008)        (0.004)
Number  of  shares
  outstanding:                11,000,000      11,000,000
Balance  Sheet  Data:

Working  capital  (deficiency)  (16,986)       161,003
Total  assets                   300,023        164,632
Total  liabilities              293,173
Stockholders  equity  (deficit)   6,850        164,632

(1) Net Loss per Common Share: Stock options and warrants outstanding were not included in calculating diluted loss per share since they were anti-dilutive.

USE OF PROCEEDS

All proceeds from this offering less approximately $2,550,000 offering costs, will be used for new products research and development, marketing, working capital and general corporate purposes. (See "USE OF PROCEEDS").

                               RISK  FACTORS

An investment in our common stock involves a high degree of risk and should only be made by investors who can afford to lose their entire investment.

You should carefully consider the risks and uncertainties described below and other information in this Prospectus before deciding to invest in our common Stock. The risks described herein are intended to highlight risks that are specific to us and are not the only ones we face. Additional risks and uncertainties, such as those that apply to the business we acquire may also impair our business operations. Risks and uncertainties, in addition to those we describe below, that are presently not known to us or that we currently believe are not material, may subsequently become material and may also impair our financial condition.

If any of the following risks actually occur, our business, results of operations and financial condition could be materially, adversely affected. This could cause the trading price of our common stock to decline and a loss of part or all of any investment in our common stock.


WITHOUT SUFFICIENT CAPITAL WE MAY NOT BE ABLE TO FULLY IMPLEMENT OUR BUSINESS OPERATION AND DEVELOPMENT PLANS

Since inception we have funded operations with debt and equity capital. Our ability to operate profitably under our current business plan is largely contingent upon success in obtaining additional sources of capital. Assuming the sale of all the shares in this offering, we will receive net proceeds of approximately $22,450,000. Such an amount will be sufficient as a working capital and general corporate expenses for the next two years.
If we sold only 100,000 shares during this offering, we will raise approximately $850,000. Such an amount will be sufficient for a limited operation, and will cover just a minimal amount of operation cost for approximately nine months

If adequate capital can not be obtained or obtained on satisfactory terms, our Operations could be negatively impacted.

WE RELY ON OUR STRATEGIC RELATIONSHIPS.

To be successful, we believe that we must establish and maintain strategic relationships with leaders in a number of health care industry segments. This is critical because we are relying on these relationships to

     - extend the reach of our applications and services to the various participants in the health care industry;

     -    obtain specialized health care expertise;

     -    develop and deploy new applications;

     -    further enhance the InterCare brand; and

     -    generate revenue.

Entering into strategic relationships is complex because some of our current and future partners may compete with us. In addition, we may not be able to establish relationships with key participants in the health care industry if we have established relationships with their competitors. Consequently, it is important that we are perceived as independent of any particular customer or partner. Once we have established strategic relationships, we will depend on our partners' ability to generate increased acceptance and use of our platform, applications, and services. For example, we are depending upon Healthcare.com, Inc., Birman Manage Care, Inc., HealthCPR Technologies, Inc., and CGI Communications Services, Inc., to recommend to its clients that they use our software system. If fewer of their clients agree to purchase our products or utilize our services, we will not be able to grow according to our plans.

As with most service businesses, the loss of one or more material contracts could have a material adverse effect on our business. We cannot assure you that we will not lose any of our short or long-term contracts.

BECAUSE WE ARE NOT ENGAGING UNDERWRITERS THERE WILL BE LESS DUE DILIGENCE THAN IN AN UNDERWRITTEN OFFERING AND WE ARE LESS LIKELY TO SELL THE SHARES WE ARE OFFERING

Because we are not engaging an underwriter in connection with this offering, there will be less likelihood that we will sell the minimum number of shares offered and, thereafter, that we will reach the maximum number of shares. In addition, there will not be a broker-dealer to perform the due diligence that is generally performed in an underwritten offering

IF WE ARE UNABLE TO ENHANCE OUR CURRENT PRODUCTS AND SUCCESSFULLY MARKET THEM, WE MAY NOT BE SUCCESSFUL

Rapid changes in technology pose significant risks to us. To remain successful, we must continue to change, adapt and improve our products and delivery mediums in response to changes in technology. Our future success hinges on our ability to both continue to enhance our current products and to successfully market them. We cannot be sure that we will successfully develop and market new products and services. Any failure by us to timely develop and disseminate new products or to update and enhance our current products could adversely affect our business, operating results and financial condition.

OUR SUCCESS DEPENDENTS UPON CONTINUED GROWTH IN THE USE OF THE INTERNET AS A MEDIUM OF COMMERCE

If use of the Internet does not grow, our business would be harmed. Our success depends upon continued growth in the use of the Internet as a medium of commerce. Although the Internet is experiencing rapid growth in the number of users, this growth is a recent phenomenon and may not continue. Furthermore, despite this growth in usage, the use of the Internet for commerce is relatively new. As a result, a sufficiently broad base of enterprises and their supply chain partners may not adopt or continue to use the Internet as a medium of commerce. Our business would be seriously harmed if:
- use of the Internet does not continue to increase or increases more slowly than expected;

- the infrastructure for the Internet does not effectively support enterprises and their supply chain partners;

- the Internet does not create a viable commercial marketplace, inhibiting the development of electronic commerce and reducing the demand for our products; or

- concerns over the secure transmission of confidential information over public networks inhibit the growth of the Internet as a means of conducting commercial transactions.

- Capacity Restraints May Restrict the Use of the Internet as a Commercial Marketplace. The Internet infrastructure may not be able to support the demands placed on it by increased usage and bandwidth requirements.

Other risks associated with commercial use of the Internet could slow its growth, including:

-     inadequate  reliability  of  the  network  infrastructure;

-     slow  development of enabling technologies and complementary products; and

-     limited  availability  of  cost-effective,  high-speed  access.

- Delays in the development or adoption of new equipment standards or protocols required to handle increased levels of Internet activity, or increased governmental regulation, could cause the Internet to lose its viability as a means of communication between enterprises and their supply chain partners.

If these or any other factors cause use of the Internet for commerce to slow or decline, our business could be harmed.

WE MAY NOT BE ABLE TO PROTECT FULLY OUR  PROPRIETARY RIGHTS

Our future success and ability to compete in the health care information services business may be dependent in part upon our proprietary rights to products and services that we develop. We expect to rely on a combination of patent, copyrights, trademark, and trade secret laws and contractual restrictions to protect our proprietary technology and to rely on similar proprietary rights of any of our content and technology providers. We intend to file patent applications to protect certain of our proprietary technology. We cannot assure you that such applications will be approved or, if approved, will be effective in protecting our proprietary technology. We enter into confidentiality agreements with our employees, as well as with our clients and potential clients seeking proprietary information, and limit access to and distribution of our software, documentation, and other proprietary information. We cannot assure you that the steps we take or the steps such providers take would be adequate to prevent misappropriation of our proprietary rights.

We may have to resort to litigation to enforce our intellectual property rights, to protect our trade secrets or know-how or to determine their scope, validity or enforceability. Enforcing or defending our proprietary technology is expensive, could cause the diversion of our resources, and may not prove successful. Our protective measures may prove inadequate to protect our proprietary rights, and any failure to enforce or protect our rights could cause us to lose a valuable asset. Our competitors may independently develop similar technology, duplicate our products or design around any patents that may be issued to us or our other intellectual property.

WE  MAY  FACE  INTELLECTUAL  PROPERTY  INFRINGEMENT  CLAIMS  FROM  THIRD PARTIES

We expect that we could be subject to intellectual property infringement claims as the number of competitors grows and the functionality of our applications overlaps with competitive offerings. These claims, even if not meritorious, could be expensive to resolve and divert management's attention from operating the business. If we become liable to a third party for infringing its intellectual property rights, we could be required to pay a substantial damage award. Such a judgment would have a material adverse effect on our business, financial condition, and results of operations. In addition, we may be unable to develop non-infringing technology or obtain a license on commercially reasonable terms, or at all.

IF THIRD -PARTY SOFTWARE IS NOT AVAILABLE ON COMMERCIALLY REASONABLE TERMS, WE MAY HAVE TO DELAY SHIPMENT OF OUR PRODUCTS.

We integrate third-party software into our products. This third-party software may not continue to be available on commercially reasonable terms. We depend on third party licenses, including licenses for our servers, encryption and security software. If we cannot maintain licenses to this third-party software at an acceptable cost, shipments of our products could be delayed until equivalent software could be developed or licensed and integrated into our products, which could substantially harm our business, operating results and financial condition.

BECAUSE WE ARE STILL IN THE EARLY STAGES OF DEVELOPMENT AND EXECUTION OF OUR BUSINESS PLAN, EVALUATING OUR BUSINESS PROSPECTS MAY BE DIFFICULT

We are still in the early stages of development and execution of our business plans, so evaluating our business operations and our prospects is difficult. We will encounter risks and difficulties frequently encountered by early-stage companies in new and rapidly evolving markets. These risks include our:

- need to sell additional licenses and software products to our existing customers;

- need to expand our sales and marketing, customer support and professional services organizations;

-     need  to  build  strategic  partnerships  and  relationships;

-     need  to  effectively  manage  growth;

-     need  to  expand  our  international  operations  and  customer  base; and

We may not be able to successfully address these risks, and the failure to do so could seriously harm our business and operating results. In addition, because of our limited operating history, we have limited insight into trends that may emerge and affect our business.

THE  HEALTH  CARE  INDUSTRY  MAY  NOT  ACCEPT  OUR  SOLUTION.

To be successful, we must attract a significant number of customers throughout the health care industry. We believe that complexities in the nature of the transactions that must be processed have hindered the development and acceptance of information technology solutions by the health care industry. Conversion from traditional methods to electronic information exchange may not occur as rapidly as we expect that it will. Even then, health care industry participants may use applications and services offered by others.

We believe that we must gain significant market share before our competitors introduce alternative products, applications, or services with features similar to our current or proposed offerings. Our business model is based on our belief that the value and market appeal of our solution will grow as the number of participants and the scope of the services available on our platform increase. We may not achieve the critical mass of users we believe is necessary to become successful. In addition, we expect to generate a significant portion of our revenue from service offerings. Consequently, any significant shortfall in the number of users would adversely affect our financial results.

CHANGES  IN  THE  HEALTH  CARE  INDUSTRY  COULD  ADVERSELY  AFFECT OUR BUSINESS.

The health care industry is subject to changing political, economic, and regulatory influences. These factors affect the purchasing practices and operations of health care organizations. Changes in current health care financing and reimbursement systems could cause us to make unplanned enhancements of applications or services, or result in delays or cancellations of orders, or in the revocation of endorsement of our applications and services by health care participants. Federal and state legislatures have periodically considered programs to reform or amend the U.S. health care system at both the federal and state level. Such programs may increase governmental involvement in health care, lower reimbursement rates, or otherwise change the environment in which health care industry participants operate. Health care industry participants may respond by reducing their investments or postponing investment decisions, including investments in our applications and services.

Many health care industry participants are consolidating to create integrated health care delivery systems with greater market power. As the health care industry consolidates, competition to provide products and services to industry participants will become even more intense, as will the importance of establishing a relationship with each industry participant These industry participants may try to use their market power to negotiate price reductions for our products and services. If we were forced to reduce our prices, our operating results could suffer as a result if we cannot achieve corresponding reductions in our expenses.

GOVERNMENT REGULATION OF THE HEALTH CARE INDUSTRY COULD ADVERSELY AFFECT OUR BUSINESS.

Our business is subject to U.S. and international government regulation. Existing as well as new laws and regulations could adversely affect our business. Laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Moreover, the applicability to the Internet of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Demand for our applications and services may be affected by additional regulation of the Internet.

We are subject to extensive regulation relating to the confidentiality and release of patient records. Additional legislation governing the distribution of medical records has been proposed at both the state and federal level. It may be expensive to implement security or other measures designed to comply with new legislation. Moreover, we may be restricted or prevented from delivering patient records electronically. For example, until recently, the Health Care Financing Administration guidelines prohibited transmission of Medicare eligibility information over the Internet.

Legislation currently being considered at the federal level could affect our business. For example, the Health Insurance Portability and Accountability

Act of 1996 mandates the use of standard transactions, standard identifiers, security, and other provisions by the year 2000. We are designing our platform and applications to comply with these proposed regulations; however, until these regulations become final, they could change, which could cause us to use additional resources and lead to delays as we revise our platform and applications. In addition, our success depends on other health care participants complying with these regulations.

INTERNATIONAL  EXPANSION  MAY  IMPACT  OUR  AVAILABLE  RESOURCES

We believe that expansion of our international operations will be necessary for our future success as we develop our business plan. Therefore, we believe that we will need to commit significant resources to expand our international operations. A key aspect to our strategy is to expand our sales and support organizations internationally. We employ sales professionals in Europeand are in the early stages of expanding into the Asia Pacific market. If we are unable to successfully enter into and expand these international markets on a timely basis, our business and operating results could be harmed. This expansion may be more difficult or take longer than we anticipate, and we may not be able to successfully market, sell, deliver and support our
products   internationally.

If successful in our international expansion, we will be subject to a number of risks associated with international business activities. These risks include:

-     difficulty  in  providing  customer  support  in  multiple  time  zones;

-     need  to  develop  software  in  multiple  foreign  languages;

-     laws  and  business  practices  favoring  local  competition;

-     currency  fluctuations;

-     longer  sales  cycles;

-     greater  difficulty  in  collecting  accounts  receivable;

-     political  and  economic  instability,  particularly  in  Asia;

-     difficulties  in  enforcing  agreements  through  foreign  legal  systems;

-     unexpected  changes  in  regulatory  requirements;

-     import  or  export  licensing  requirements;

-     reduced  protection of our intellectual property rights in some countries;
      and

-     multiple  conflicting  tax  laws  and  regulations.

To date, most of our revenues have been denominated in United States dollars. If we experience an increase in the portion of our revenues denominated in foreign currencies, we may incur greater risks in currency fluctuations, particularly since we translate our foreign currency revenues once at the end of each quarter. In the future, our international revenues could be denominated in the Euro, the currency of the European Union. The Euro is an untested currency and may be subject to economic risks that are not currently contemplated. We currently do not engage in foreign exchange hedging activities, and therefore our international revenues and expenses are currently subject to the risks of foreign currency fluctuations.

OUR REVENUES MAY BE IMPACTED BASED ON HOW APPLICABLE ACCOUNTING STANDARDS ARE AMENDED OR INTERPRETED OVER TIME
We have experienced, and expect to continue to experience, seasonality in our license revenues and results of operations, with a disproportionately greater amount of our license revenues for any fiscal year being recognized in our fourth quarter. Majority of the software licenses renews during the fourth quarter of the fiscal year ending December 31, as a result, our first quarter revenues can be less than those of the preceding quarter.

If we introduce products that are sold in a manner different from how we currently market our products, such as requiring payment per number of patients record entered into a licensee's software program, we could recognize revenue differently than under our current accounting policies. Depending on the manner in which we sell future products, this could have the effect of extending the length of time over which we recognize revenues.

Furthermore, our quarterly revenues could be significantly affected based on how applicable accounting standards are amended or interpreted over time. Due to these and other factors, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of our future performance. It is possible that in some future periods our results of operations may be below the expectations of public market analysts and investors. If this occurs, the price of our common stock may decline. We Will Depend on the Commercial Success of Our Product Suite, Which

Has Not Yet Been Shipped We have generated substantially all of our revenues from licenses and services related to current and prior versions of our product suite.

OUR QUARTERLY OPERATING RESULTS FLUCTUATES AND ARE DIFFICULT TO PREDICT, AND IF OUR FUTURE RESULTS ARE BELOW THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS OR INVESTORS, THE PRICE OF OUR COMMON STOCK MAY DECLINE

License revenues in any quarter can be difficult to forecast because they depend on orders shipped or installed in that quarter. Moreover, we typically recognize a substantial percentage of revenues in the last month of each quarter. A high percentage of our operating expenses are essentially fixed in the short term. As a result, if we experience delays in recognizing revenue, we could experience significant variations in operating results from quarter to quarter. In addition, we expect our operating expenses to increase as we expand our engineering and sales and marketing operations, broaden our customer support capabilities, develop new distribution channels and strategic alliances, fund increased levels of research and development and build our operational infrastructure. If our revenues do not grow faster than the increase in these expenses, our business and operating results could be harmed.

WE  FACE  INTENSE  COMPETITION  WITH  OTHER  ONLINE  PROVIDERS  OF  HEALTHCARE
TECHNOLOGY.

The market for providing healthcare information online is intensely competitive, and we expect competition to increase in the future. Our business has low barriers to entry, and we cannot guarantee that we will compete successfully against our current or potential competitors, especially those with significantly greater financial resources or brand name recognition. Our current competitors include, E-Medsoft.com, Medscape.com, Dr. Koop.com and Healtheon/WebMD. We have yet to derive significant revenues as an online provider of healthcare information and Tele-medicine company.

Mergers or consolidations among our competitors, or acquisitions of small competitors by larger companies, would make such combined entities more formidable competitors to us. Large companies may have advantages over us because of their longer operating histories, greater name recognition, or greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They can also devote greater resources to the promotion and sale of their products or services than we can.
For the above reasons, we may not be able to compete successfully against our current and future competitors. Increased competition may result in reduced gross margins and loss of market share.

CONFLICT  OF  INTEREST  -  MANAGEMENT'S  FIDUCIARY  DUTIES.

Our directors and Officers are or may become, in their individual capacities, officers, directors, controlling shareholder and/or partner of other entities engaged in a variety of businesses. Anthony C. Dike, our founder, chairman and CEO is engaged in business activities outside of us, and the amount of time he will devote to our business will only be about twenty (20) hours per week. There exist potential conflicts of interest including allocation of time between us and such other business entities.

THE LOSS OF KEY PERSONNEL OR THE INABILITY TO HIRE OR RETAIN QUALIFIED PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

Our operations are dependent on continued efforts of the executive officers and Management, in particular, Anthony C. Dike, our Chairman and Chief Executive Officer, and Russell Lyon, our President and Chief Technology officer. If any one of these persons becomes unable or unwilling to continue in his or her role with us, or if we are unable to attract and retain other qualified employees, our business and prospects could be adversely affected. Our success is also dependent to a significant degree on our ability to attract, motivate, and retain highly skilled sales, marketing, and technical personnel, including software programmers and systems architects skilled in the computer language with which our products operate. Competition for such personnel in the software and information services industries is intense. The loss of key personnel or the inability to hire or retain qualified personnel could have a material adverse effect on our business.

FUTURE  SALES  OF  OUR  COMMON  STOCK COULD CAUSE OUR STOCK TO DECLINE IN PRICE.

All shares registered in this offering will be freely tradable upon effectiveness of this registration statement. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline and to be highly volatile.

VOLATILE  STOCK  PRICE  MAY LEAD TO LOSSES BY INVESTORS AND TO SECURITIES
LITIGATION

Prior to this offering, you could not buy or sell our common stock publicly. An active public market for our common stock may not develop or be sustained after the offering. We will negotiate and determine the initial public offering price with the representatives of the Market Makers based on several factors. This price may vary from the market price of the common stock after the offering. The stock market has experienced significant price and volume fluctuations and the market prices of securities of technology companies, particularly Internet-related companies, have been highly volatile. Investors may not be able to resell their shares at or above the initial public offering price. See "Plan of Distribution."

In the past, securities class action litigation has often been instituted against a company following periods of volatility in the company's stock price. This type of litigation could result in substantial costs and could divert our management's attention and resources.

IF WE ARE UNABLE TO LIST OUR COMMON STOCK ON NASDAQ SMALLCAP MARKET, OUR COMMON STOCK MAY BE TRADED ON THE OTC BULLETIN BOARD.

Our common stock has never been traded in any market. We will apply for listing of our common stock on Nasdaq's SmallCap Market when we believe we meet their listing criteria. In order to qualify for listing on Nasdaq's SmallCap Market:
         - our common stock must continue to be registered under Section 12 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")

         - we must initially EITHER have (i) at least $4,000,000 of net tangible assets, (ii) net income in two of the last three years of at least $750,000 OR (iii) a market capitalization of $50,000,000; and

        - we must initially have a minimum bid price of $4.00 per share, at least 300 round lot shareholders, a public float of at least 1,000,000 shares and at least three active market makers for our common stock.

As  of  the  writing  of this prospectus we have not met all these requirements.
If we fail to meet Nasdaq's initial listing requirements, trading in our Shares will be conducted in the over-the-counter market on the OTC Bulletin Board (OTCBB). The OTCBB eligibility rule which became effective as of January 6, 1999 was designed to protect investors by ensuring that they have access to companies' current financial information when considering investments in OTCBB-eligible securities. Under this rule, Nasdaq will monitor the filing status of all OTCBB issuers. In the event of a filing delinquency, Nasdaq will append the trading symbol(s) of the delinquent issuer's security with an "E". The fifth character "E" will be removed from the symbol once Nasdaq receives Notification that the security meets the requirements of the Eligibility Rule. After 30 days (60 days for non-SEC filers), if Nasdaq has not been notified that the appropriate filing has been made with the issuer's regulatory authority, the issuer's security will be removed from the OTCBB. This may result in a lower market price for our common stock, if our common were to be delisted.

WE MAY BE SUBJECT TO PENNY STOCK RULES IF WE ARE TO LIST OUR COMMON STOCK ON THE OTC BULLETING BOARD.

Our stock could be subject to Rule 15g-9 under the Securities Exchange Act of 1934 (the "Exchange Act"). This rule imposes additional sales practice requirements on broker-dealers who sell so-called "penny" stocks to persons other than established customers and "accredited investors." Generally, accredited investors are individuals with a net worth of more than $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction before sale. Consequently, the rule may adversely affect the ability of broker-dealers to sell our shares in the secondary market.

Subject to some exceptions, the Commission's regulations define a "penny stock" to be any non-exchange listed equity security that has a market price of less than $5.00 per share, or with an exercise price of less than $5.00 per share. Unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule relating to the penny stock market and the associated risks. The rules also require disclosure about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, the rules require that broker-dealers send monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

If our Common Stock became subject to the rules applicable to penny stocks, the market liquidity for the Common Stock could be adversely affected.

WE  HAVE  ADOPTED  CERTAIN  ANTI-TAKEOVER  PROVISIONS THAT MAY DETER A TAKEOVER.

Assuming the sale of all the shares are offered to persons other than existing shareholders, the shares of common stock purchased by the public will represent 9% of our outstanding common stock after the completion of this offering. Therefore, our present stockholders will own 91% of us and will continue to be able to elect our director, appoint our officer, and control our affairs and operations. Our Articles of Incorporation do not provide for cumulative voting.

Our Articles of Incorporation and Bylaws contain the following provisions that may deter a takeover, including a takeover on terms that many of our shareholders might consider favorable, such as:

- the authority of our Board of Directors to issue common stock and preferred stock and to determine the price, rights (including voting rights), preferences, privileges and restrictions of each series of preferred stock, without any vote or action by our shareholders;

- the existence of large amounts of authorized but un-issued common stock and preferred stock;

-     staggered,  three-year  terms  for  our  Board  of  Directors;  and

- advance notice requirements for Board of Directors nominations and for shareholder proposals.

The rights and preferences of any series of preferred stock could include a preference over the common stock on the distribution of our assets upon a liquidation or sale of our Company, preferential dividends, redemption rights, the right to elect one or more directors and other voting rights. The rights of the holders of any series of preferred stock that may be issued in the future may adversely affect the rights of the holders of the common stock. We have no current plans to issue preferred stock. In addition, certain provisions of California law and our stock option plan may also discourage, delay or prevent a change in control of our Company or unsolicited acquisition proposals.

                                  DILUTION

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of our outstanding shares of common stock.

The following table illustrates, as of September 30, 2000, the dilution to investors in this offering:

                                          Maximum            Minimum
                                          Offering           Offering
Public offering price per Share           $10.00             $10.00

Net tangible book value per
     Share, before this offering          ($0.01)            ($0.01)

Increase per Share attributable
     to Payment by new investors           $1.66              $0.066
Net tangible book value per Share,
     after this offering                   $1.65              $0.065

Dilution to new investors per Share        $8.35              $9.935

As of the date of this prospectus, there are currently no plans, proposals arrangements or understandings with respect to the sale of additional securities to any person for the period commencing with the closing of this offering.

For the offering following table compares between existing shareholders and Investors if Maximum or Minimum Shares were sold:

     the  number  of  shares  of  our  common  stock  held,

     their  percentage  ownership  of  such  shares,

     the  total  consideration  paid,

     the  percentage  of  total  consideration  paid,  and

     the  average  price  per  share:







                                        12

         Maximum  Shares  Purchased      Total Consideration    Price  Per
                  Amount  Percentage     Paid      Percentage   Share

Existing
Shareholders     11,000,000      81%        $650,628        3%       $ 0.06

New  Investors    2,500,000      19%     $25,000,000       97%      $ 10.00

Total            13,500,000     100%     $25,650,628      100%


         Minimum  Shares  Purchased      Total Consideration    Price  Per
                  Amount  Percentage     Paid      Percentage   Share

Existing
Shareholders     11,000,000      99%       $650,628       39%        $ 0.06

New  Investors      100,000       1%     $1,000,000       61%       $ 10.00

Total            11,100,000     100%     $1,650,628      100%

                               USE  OF  PROCEEDS
All proceeds from this offering less the offering costs, will be used for for new products research and development, marketing, working capital and general corporate purposes. Until we use the funds, we will deposit them into an interest bearing account, for the benefit of the company.

          THE MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has never been traded in any market. We will apply for Listing of our common stock on Nasdaq's SmallCap Market when we believe we meet their listing criteria. In order to qualify for listing on Nasdaq's SmallCap Market:
         - our common stock must continue to be registered under Section 12 (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")

         - we must initially EITHER have (i) at least $4,000,000 of net tangible assets, (ii) net income in two of the last three years of at least $750,000 OR (iii) a market capitalization of $50,000,000; and

        - we must initially have a minimum bid price of $4.00 per share, at least 300 round lot shareholders, a public float of at least 1,000,000 shares and at least three active market makers for our common stock.

If we fail to meet Nasdaq's initial listing requirements, trading in our Shares will be conducted in the over-the-counter market on the OTC Bulletin Board. This may result in a lower market price for our common stock

                                     HOLDERS

As of September 30, 2000, there are 150 registered share-holders  of  record.

                                    DIVIDEND

On December 10, 1999, as provided in Article IV of this Company's Articles of Incorporation, as amended, the Company has one hundred million (100,000,000) shares of common stock authorized and as of December 7, 1999, an aggregate of one hundred thousand (100,000) shares of common stock were issued and outstanding. The Board of Directors by way of a written consent declared a stock dividend of one hundred (100) shares of common stock for every one (1) share of common stock currently issued and outstanding, to be payable to shareholders of record as of December 30th, 1999. Meridian Holdings, Inc., the 51% owner of the outstanding shares of the Company's common stock declared a dividend simultaneously to all its shareholders of record who own a share in Meridian Holdings, Inc., to receive five (5) shares of common stock of InterCare.com-dx,Inc.


                       DETERMINATION  OF  OFFERING  PRICE

We  set  the  offering  price  of  $10.00  per  share  arbitrarily.  There is no
Relationship between the price of  these shares  and  any  standard  or accepted method of valuation. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history.

Among  factors  considered  by  us  in  determining  the  offering  price  were:

     Estimates  of  our  business  potential
     Our  limited  financial  resources
     The  amount  of  equity  desired  to  be  retained  by present shareholders
     The  amount  of  dilution  to  the  public
     The  general  condition  of  the  securities  markets

                                  BUSINESS
Overview

InterCare.com-dx, Inc. formerly known as Inter-Care Diagnostics, Inc., is organized in the State of California. We are an innovative software products and services company specializing in providing healthcare management and information systems solutions.

The Company was originally incorporated in 1991 for the purpose of operating a medical diagnostics laboratory and engaging in various medical services to clients. On January 17, 1994, a 6.8 magnitude earthquake centered in Northridge, California caused wide spread damage to commercial and residential structures, and to major freeways, causing business interruptions and disrupting the normal flow of traffic. The Company experienced irreversible damage to all its high-tech computers and diagnostic equipment.

Since that time, the Company has been devoting substantially all its efforts to establishing a new business entity that develops software for the healthcare industry and other related activities over the Internet.

We have created, published and marketed software products that is embedded with sound, text and video, for purpose of relaxation training and stress management. We have also developed Internet-ready applications for healthcare transactions management, medical and health-related contents and information targeted towards the education, general consumer and healthcare industry markets

The Company developed the Mirage Systems Multimedia Biofeedback software program in 1994. This is a cross-platform program available in both Microsoft Windows 3.X including windows 95;98 and Apple Macintosh platforms. This software became the first United States FDA approved software program for neuromuscular re-education and biofeedback training. The Company also has four other software products in the market including the "Body Pain Trigger Points Program", one of our best selling software products, with over 20,000 copies sold. The Company intends to convert all its software programs to run in all the popular operating systems available, including but not limited to Microsoft Windows, Macintosh and Linux or Unix operating systems.


On June 30, 2000, the company signed a master value added reseller agreement With Meridian Holdings, Inc., the parent company, to sell and support the MedMaster(tm) suite of software technology. Significant terms of this agreement are that Intercare will sell, support, implement the MedMaster Suite of software programs, in exchange for 40% of net sales proceeds, and 60% of recurrent revenue from software support and implementation.



MedMaster(tm) products offers a lifetime electronic patient record, clinical data repository and integrated clinical applications spanning the continuum of care. Healthcare providers can access patient information, invoke rules and standards of care, manage cost and care delivery, as well as maintain compliance with regulatory documentation and payment requirements. They have been designed specifically for clinicians and healthcare decision-makers. By uniquely separating medical knowledge databases (MKB) from applications, applications take on the attributes of the MKB's incorporated into the CDR (Central Data Repository) allowing personalization to individual end-users while preserving a common look and feel across applications. The fifteen (15) years of development that went into MedMaster has resulted in a comprehensive array of functionality that leverages technology, care delivery processes and human interface needs in a manner that personalizes the system according to each individual's expectations and preferences without changing application code.


The strength of MedMaster applications is derived from differentiated core technologies consisting of: a virtual, multi-media, object database (VMDB) that is self-indexing and does not require Data Base Administrators; human anatomy and graphical user interfaces that simplify documentation and information access; data mining and data query tools; end-user tool sets; and interface capabilities to facilitate peaceful coexistence with other systems and the inclusion of data from these system into the MedMaster CDR for a single point of access to merged information. Over 10 years of research and development have been spent in the development of MedMaster software.

InterCare's MedMaster product suite includes:

1.     ClinicMaster(tm)-  Outpatient/Ambulatory  Care  Solution

2.     WardMaster(tm)-  Inpatient/Acute  Care  Solution
3. CareMaster(tm)- Interdisciplinary Pathways, Care and Quality Management Solution
4.     BaseMaster(tm)-  Medical  Knowledge  Base  Administration
5.     ImageMaster(tm)-  Multi-media  Archiving  Solution
6.     IntegrationMaster(tm)-  Bi-directional  Interface  Engine
7.     DataMiner(tm)-  End-user  Data  Query, Data Mining and Reporting Solution
8. VMDB(tm)- Client/Server Virtual Multi-object Architecture Data Base Management Solution.

InterCare is in the midst of transitioning the MedMaster solution into an Internet web-browser enabled application. This will facilitate access to the MedMaster data repository. MedMaster Internet capabilities will facilitate the proactive participation of the consumer in the entire care delivery process. As such, InterCare will have MedMaster positioned to become a significant player in the growing market of Internet-based, e-healthcare community solutions. This will significantly expand the scope of available healthcare solutions.

Benefits of Medmaster(tm) Products to Healthcare Payors and Providers:

Point of Care Documentation

Applications enabling all care providers (e.g. physicians, nurses, PA's, technologists, therapists, dieticians, etc.) to document objective and subjective patient data at the point-of-care in a manner that enhances compliance, reduces time, enhances communications, controls resource utilization and enhances revenue generation.

Order entry and results reporting

Simplified multi-disciplinary communication of orders, referrals, consultations, notes and retrieval of results including Laboratory, Radiology, Pharmacy, Respiratory Therapy, Dietary, Physiotherapy, Nursing and the like.

Imaging and general archiving

On-line viewing, manipulation and annotation of digital images and documents such as X-rays, CAT Scans, MRIs, Ultrasounds, digitized images, scanned paper documents, etc. This is particularly important in emergency and urgent care settings where speed and provider viewing and interpretation is needed to enhance care delivery. This is the foundation for an integrated healthcare delivery system, using both Local and Wide area networks.

Multi-disciplinary Clinical decision support

Provision of advanced clinical functionality including protocols, pathways, care plans, order sets, alerts, advanced directives, costing, staffing, time standards and templates that facilitate care management, resources control and outcome management.

Clinical workflow and productivity management

Personal desktop that organizes individual user tasks, simplifies follow up and documentation requirements, improves workflow, facilitates quality assurance and management intervention in order to make better use of time.

Care provider communication management

On-line, simplified message routing and communication that interfaces to e-mail, voice mail and like systems to enhance coordination and follow up among care providers.

Central Data Repository

Aggregation of all patient-centric data in the enterprise from all legacy and newer information systems, including Registration, ADT, lab, radiology, pharmacy PACS, departmental systems and MedMaster(tm).

Medical knowledge base / lexicon

Multiple third-party knowledge bases and lexicons can be readily incorporated into MedMaster including ICD9, CPT4, DSM-4, application objects, lexicon objects, security objects and individual user preferences.

Bi-directional legacy integration middleware

Data exchange in real-time between MedMaster and legacy systems to facilitate data merging, data normalization and information consolidation.

Data discovery, mining and analysis

Suite of ad-hoc, programming free tools, enabling novice users experimental "cruising" of all enterprise data in real-time.

InterCare's MedMaster(tm) software operates over a customizable and highly adaptable operating environment. MedMaster(tm) is designed to concurrently serve all care providers throughout the continuum-of-care from acute and long-term care to ambulatory and home health care:

- The various medical professions (i.e. physician, nurse, therapists, technologists, dietician, etc.)

- The various medical specialties (i.e. Primary care, OB/Gyn, Pediatrics, Surgery, etc.)

- The various facility types (i.e. acute care, ambulatory care, long term care and home care)

MedMaster(tm) can seamlessly integrate with legacy systems (utilizing any off- the- shelf interface engine) through both HL7 and proprietary legacy interfaces. A 12-tier security paradigm offers industry leading confidentiality and control of information. Security "behavior" rules are fully configurable by privileged system administrator(s), without programming, through the underlying knowledge bases. MedMaster's embedded security will be fully HIPAA (Health Insurance Portability and Accountability Act of 1996 ) compliant when the final rulings are released, and supports data compartmentalization down to the level of specific value in any data field.

The Current Healthcare Information System Market

InterCare.com-dx participates in a large and growing marketplace domestically and internationally. The US healthcare information systems and services market currently represents a $20 billion annual market. Electronic Medical Record
(EMR), CDR and clinical systems, being a part of an emerging arena, are accountable for $2 US Billion of this sum Clinical systems' market volume is expected to accelerate its growth starting Q3/2000, after Y2K effects are over The EMR / CDR market is primarily dominated by large scale players (see table below). These players primarily emerged from a prior dominant position in the administrative, financial and clinical ancillary market segments for enterprise healthcare IT software programs.


In the past few years, resulting from the rapid growth of the Internet, a Variety of young companies emerged and quickly became dominant players in the Healthcare IT terrain. Healtheon-WebMD is the most dominant new player in the e-health's administrative and financial arena. Healtheon-WebMD incorporates a crop of young e-health corporations acquired through M&As.
Another   important   player,   MedicaLogic,  until   1998  a  traditional
ambulatory EMR player, made a bold strategic move to the Internet in 1998. MedicaLogic's current strategy is to provide an Internet-based EMR software programs for sole practitioners in the ambulatory setting, primarily due to its inability to support complex EMR/CDR enterprise software programs. In light of these rapid market transitions, each of the dominant legacy players is executing a different strategy to capture a leadership position in the emerging e-health market. The most pro-active e-health players are Eclypsis, IDX and McKesson-HBOC. Yet, each of these players has thousands of existing customers operationally using its legacy systems. Thus, their e-health transition strategy is slow both technically and business wise.
There are no specific figures available for estimating the portion of Internet EMR/CDR sales within the annual $2 US Billion sales of traditional EMR/CDR and clinical systems. Yet, it is prudent to assume that it is still below the 10% mark. Thus, the sales of traditional (legacy) enterprise EMR/CDR software programs still dominate the market and are expected to continue such dominance for quite some time.

OUR COMPETITION


<BTB>                           InterCare     McKesson HBOC    SMS    Cerner     IDX      Meditech    Eclypsis
Product Category

EMR-acute care                     +             +             +/-      +            +       +/-             +
EMR-ambulatory care                +             +                      +/-          +/-
Medical specialties support        +             +                      +/-                                  +/-
Orders and results                 +             +             +        +            +         +             +
Care standards                     +             +             +/-      +            +         +/-           +
Clinical workflow/desktop          +             +                      +/-          +/-                     +/-
Clinicians communication/messaging +
Clinical data repository           +             +/-           +/-      +            +/-       +/-           +
Administrative data repository     +/-           +             +        +            +         +             +
CDR data mining/reporting          +             +/-           +/-      +            +                       +
System integration engine          +             +             +        +                                    +
Medical Knowledge Base             +                                                                         +
Internet Support                   +/-           +                      +/-          +/-                     +/-
Order entry                        +             +             +        +            +         +             +
Result reporting                   +                           +                     +
Pathways & care plans              +                                    +                      +             +
Protocols                          +             +             +        +            +
Staffing                                         +
Quality management                 +             +             +                                             +
Outcomes management                +             +                                                           +
Clinical documentation             +             +             +        +            +         +             +
Nursing                            +                           +
Ambulatory care workstation        +             +             +        +            +                       +
Physician desktop                  +
Nurse desktop                      +
Ancillary                                                                            +
Transcription
Home care                          +/-           +             +                             +
Long term care                     +/-           +             +
Master enterprise patient index    +/-           +             +                             +

+/-= Partial Support

Mergers or consolidations among our competitors, or acquisitions of small competitors by larger companies, would make such combined entities more formidable competitors to us. Large companies may have advantages over us because of their longer operating histories, greater name recognition, or greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. They can also devote greater resources to the promotion and sale of their products or services than we can.

For the above reasons, we may not be able to compete successfully against our current and future competitors. Increased competition may result in reduced gross margins and loss of market share.

OUR COMPETITIVE ADVANTAGE

    - OUR  KNOWLEDGEABLE  AND  GROWING  SALES  FORCE  AND TECHNICAL STAFF.
      We  will  be  making  sure  that  the   sales  force  is  trained  on  the
      "high-end" networking elements in which we deal so they will be able to service the needs of their customers.

    - OUR  BUSINESS  MODEL  COST,  EFFICIENCY  AND  FLEXIBILITY.
      We have addressed the largest cost factor in the methodology for deploying our services through an outsourcing strategy rather than a building the human resources from the scratch strategy. This keeps start-up costs as low as possible.

    - OUR  STRATEGIC PARTNER STRENGTH.
      Partnerships with CGI Communications Services, Inc., our parent company Meridian Holdings, Inc., Netsales, Inc., Ingram-Micro Inc., DigitalRiver Corporation, Microsoft Corporation, HealthCPR Technologies, Inc., Healthcare.com, Inc., and United Information Systems, Inc., will give us the ability to deliver our software products faster and at a lower cost than the competition

    - INTEGRATION.
      We can seamlessly integrate all of the different technological solutions and custom applications development. We use different strategic partners to tailor the optimum solution for our customer.

    - AUTOMATION  AND ADVANCED TELECOMMUNICATIONS TECHNOLOGY.
      Our Network Management tools are automated which leads to less downtime, and lower labor costs. We use the latest equipment, work closely with strategic partners that are forerunners in their fields, and are not hampered by existing legacy infrastructures.

    - OUR  CUSTOMIZED  CUSTOMER  APPROACH.
      We emphasize direct relationships with our customers. These relationships enable us to learn information from our customers about their needs and preferences and help us expand our service offerings to include additional value-added services based on customer demand. We believe that these customer relationships increase customer loyalty and reduce turnover.

      In addition, our existing customers have provided customer referrals and we believe strong relationships will result in customer referrals in the future.

Our success depends upon careful planning and the selection of partners. We can meet the customer's needs more efficiently with entrenched procedures. This enables us to excel at customer service.

Our Product Features and Benefits

MedMaster(tm) incorporates a wide variety of capabilities and functionality, which differentiate it from other generally available Electronic Medical Record/Central Database Repository (EMR/CDR) software programs in the global Healthcare Information Technology (IT) market.

The most significant differentiators are:

Fully integrated Software Program

MedMaster is not an aggregation of unrelated and disintegrated legacy products acquired through M&As. MedMaster is designed and developed as a fully integrated suite of products, which utilize an identical graphic user interface on top of a scaleable and highly adaptable component architecture. Thus, each of the variety of MedMaster products is inherently integrated (data model and business rules alike) with the other products, and the underlying CDR/MKB.

Human anatomy, point-and-click data entry

Three-dimensional (3D) MKB (Medical Knowledge Base) navigation utilizing gender-sensitive, human anatomy drawings. Keyboardless medical documentation through drag-and-drop of findings on top of human anatomy . Presentation of lifetime medical history data over a single full-body drawing. Automatic generation of all progress notes and forms from the graphical queues entered by the end user on top of human anatomy drawings

Multi-level, programming-free customization

Support of six customization (sub-classing) levels: Default (starter MKB), Enterprise, Site, Unit, Sub-unit and Individual user. Automatic upward object Search if a lower level application object is not found. Over 100,000 application and MKB objects in the object database are customizable without programming during application runtime.

Customizable, component-based architecture

Multi-tier,  common   enterprise   architecture  for  all  MedMaster  products.
Multi-threaded engines & components. Automatic and manual load balancing & distribution through multiple engines utilizing entry level PC hardware.

Knowledge driven applications

Knowledge base driven clinical workstation applications. Most of the Applications' "behavior" (e.g. business rules) is derived from the underlying database(s), which is fully customizable without the need for programming by the novice end user. This also includes extended support for visually "painting" (e.g. designing) additional input & output screens, inclusive of its business rules.

Repository, data warehouse and datamart unification

While MedMaster's master central data repository engine(s) serve the multitude of concurrent enterprise users, its live backup(s) simultaneously serve as data warehouse and datamart for ad-hoc data discovery, mining and analysis in real-time.

Third-party legacy integration

Seamless bi-directional integration with ancillary, administrative and financial legacy systems. Concurrent support for both HL7 and proprietary legacy messaging. Plug-and-play legacy interface(s) addition and/or modification. Immediate value and ROI to the enterprise by integration of legacy systems only into the MedMaster CDR prior to any MedMaster application implementation.

Market Presence

To date, the MedMaster(tm) software program is in different implementation phases in 5 accounts:

Tenet Healthcare

Tenet healthcare licensed the inpatient nursing modules of MedMaster(tm) for five of its hospitals. The first hospital-Los-Angeles based USC (University of Southern California) is expected to go-live during the Q4/2000.

United Health Services

An integrated healthcare delivery system located in Binghamton, New York, representing 4 hospitals and 50 clinics, have unlimited enterprise license.

The Waterbury Hospital

An integrated delivery system from Waterbury, Connecticut, have unlimited Enterprise license for MedMaster(tm) CDR which has been fully operational since Q3/1997.

Armstrong County Memorial Hospital

A hospital located in Kittaning, Pennysylvania, have 60 MedMaster(tm) ambulatory Licenses, which has been operational since Q3/1999.

Meuhedet

An HMO located in Tel Aviv, Israel, has unlimited MedMaster(tm) ambulatory Licenses for 100 HMO-owned clinics. Over 20 physicians in 4 sites work on-line (paperless) with the system since Q1/1999.

MedMaster  products  list-price  for  the  U.S.A and Puerto Rico

The MedMaster products list-price will be in effect until June 30th , 2000 or until Meridian Holdings, Inc., publishes a new generally available list-price for North America. The list-price provides the means to determine MedMaster products licenses for the following:

1.     MedMaster  Central  Data  Repository                    Hospital
2.     MedMaster  acute  care / sub acute / inpatient          Hospital
3.     MedMaster  ambulatory  care / outpatient                Hospital/clinics
4.     MedMaster  nursing                                      Hospital/clinics
5.     MedMaster  imaging  archiving                           Hospital/clinics

1.     MedMaster  Central  Data  Repository

     This section relates to the licensing of the software components comprising the MedMaster Central Data Repository software program in a single hospital setting or multi-hospital IHDN (Integrated Healthcare Delivery Network) setting. The price of the MedMaster CDR licenses is dependent upon the aggregate number of acute /sub-acute care / long term care beds of the purchasing customer + the number of users in outpatient / ambulatory care / home care connected to the MedMaster CDR. For calculation purposes, every 5 users in the outpatient / ambulatory care / home care settings privileged to access the MedMaster CDR shall be considered a single bed.

     The basic MedMaster Central Data Repository licenses granted, will include the following products and associated quantities:

     -  1  IntegrationMaster  Master  Engine  (Inbound Engine & Outbound Engine)
           "Shell"     product  license
     - 1 IntegrationMaster Master Engine configuration application product license
     - 1 IntegrationMaster Master Engine remote-control application product license
     - 1 license of initial MedMaster Medical Knowledge Base /Lexicon (without formulary)
     -  1  license  of  initial  MedMaster  CDR databases (excluding Multimedia)
     -  1  license  of  VMDB  Engine  (Registry  database)
     -  1  license  of  VMDB  Engine  (Master  CDR  Server)
     -  1  license  of  VMDB  Engine  (Master  MKB  Server)
     -  1  license  of  VMDB  Engine (IntegrationMaster Control Database Server)
     -  3  VMDB  Registry  application  product  licenses
     -  3  VMDB  Data  Dictionary  application  product  licenses
     -  3  VMDB  Administrator  application  product  licenses
     -  3  BaseMaster  product  licenses
     -  3  DataMiner  product  licenses

<BTB>

                                        19


Hospital / IHDN Aggregate Bed Size       Price per Bed
      1 - 100 beds                           $2,995
      101 - 200 beds                         $2,895
      201 - 300 beds                         $2,795
      301 - 400 beds                         $2,695
      401 - 500 beds                         $2,595
      501 - 600 beds                         $2,495
      601 - 700 beds                         $2,395
      701 - 800 beds                         $2,295
      801 - 900 beds                         $2,195
      901 - 1,000 beds                       $2,095
    1,001 - 1,250 beds                       $2,045
    1,251 - 1,500 beds                       $1,995
    1,501 - 1,750 beds                       $1,945
    1,751 - 2,000 beds                       $1,895
    2,001 - 2,500 beds                       $1,845
    2,501+ beds                              $1,795

       Add-ons MedMaster(TM) Central Data Repository Product Licenses List-price

<BTB>
Add-on / Additional Product Options                          Price
                Live, loosely-coupled MedMaser(TM) MKB/CDR
                Backup Server products, including: (a) VMDB(TM)
                Journal Server (b) MedMaster(TM) MKB VMDB(TM)
                Backup Engine, and (c) MedMaster(TM) CDR Backup Engine     15% from base MedMaster(TM) CDR
                                                                        licenses cost

               IntegrationMaster(TM) Backup Engine + Configuration
               application + Remote control application                 5% from base MedMaster(TM) CDR
                                                                        licenses cost

       Additional BaseMaster(TM) product license                  $4,995 per seat
       Additional DataMiner product license                       $4,995 per seat
       Additional VMDB(TM) Registry product license               $1,995 per seat
       Additional VMDB(TM) Data Dictionary product license        $1,995 per seat
       Additional VMDB(TM) Administrator product license          $1,995 per seat

2.     Acute care / sub acute care / inpatient workstation licenses (WardMaster)

     This section relates to MedMaster clinical workstation products licenses sale for acute care / sub-acute care / inpatient / long term care to a single hospital / multi-hospitals operating under an IHDN (Integrated Healthcare
Delivery Network) setting. This section provides for WardMaster licenses, excluding CareMaster (Pathways, Care plans, Cost, Staffing and Quality control functionality). Cost of licenses shall be calculated per the aggregate number of acute care / sub acute care / inpatient / long term care beds in the hospitals purchasing the licenses under a single purchase contract. WardMaster licenses purchase require at the minimum the purchase of at least base MedMaster CDR licenses:

<BTB>
Hospital / IHDN Aggregate Bed Size     WardMaster(TM) Price per Bed
              1 - 100 beds                          $5,995
            101 - 200 beds                          $5,845
            201 - 300 beds                          $5,695
            301 - 400 beds                          $5,545
            401 - 500 beds                          $5,395
            501 - 600 beds                          $5,195
            601 - 700 beds                          $5,045
            701 - 800 beds                          $4,895
            801 - 900 beds                          $4,745
            901 - 1,000 beds                        $4,595
          1,001 - 1,250 beds                        $4,495
          1,251 - 1,500 beds                        $4,395
          1,501 - 1,750 beds                        $4,295
          1,751 - 2,000 beds                        $4,195
          2,001 - 2,500 beds                        $4,095
          2,501+ beds                               $3,995

3.     Ambulatory  care  /  outpatient  workstation  licenses  (ClinicMaster)

       This section relates to a MedMaster clinical workstation products licenses sale for outpatient / ambulatory care / home care units and/or practices to a single hospital / multi-hospitals operating under an IHDN (Integrated Healthcare Delivery Network) setting. This section provides for ClinicMaster licenses, excluding CareMaster (Pathways, Care plans, Cost,

Staffing and Quality control functionality). Cost of licenses shall be calculated per the number of aggregate users in the outpatient clinics and affiliated practices in the hospitals purchasing the licenses under a single purchase contract. ClinicMaster licenses purchase require at the minimum the purchase of at least base MedMaster CDR licenses:

<BTB>
      Number of Aggregate Users                Price per registered user
  1 -  50 users                                $2,995
 51 - 100 users                                $2,895
101 - 150 users                                $2,795
151 - 200 users                                $2,695
201 - 250 users                                $2,595
251 - 300 users                                $2,495
301 - 350 users                                $2,395
351 - 400 users                                $2,345
401 - 450 users                                $2,295
451 - 500 users                                $2,245
501 - 600 users                                $2,145
601 - 700 users                                $2,045
701 - 800 users                                $2,195
801 - 900 users                                $2,095
901 - 1,000 users                              $2,045
1,001+ users                                   $1,995

4.     MedMaster  Nursing  workstation  licenses  (CareMaster  functionality)

     This section relates to a MedMaster add-on nursing module licenses as incorporated and fully integrated in either ClinicMaster and/or WardMaster. This add-on module, incorporates a large variety of functionality tightly integrated and inter-operated with ClinicMaster / WardMaster, amongst it nursing orders, results, nursing unit floor activity support, pathways, care plans, pathways-to-care plans automatic conversion, care plans-to-pathways automatic conversion, enterprise-wide multi-level and multi-disciplinary cost calculation, qualify control, quality assurance, etc. This add-on module was designed and developed for hospitals and integrated healthcare delivery networks, implementing a lifetime patient record throughout the entire continuum-of-care.

     When incorporated in WardMaster, the cost of this add-on module shall be calculated per the number of inpatient / acute care / long-term care beds under a single licenses purchase contract. If this module is incorporated in ClinicMaster for usage in outpatient / ambulatory care / home care settings, then each 3 users of this add-on module shall be considered a single bed for calculating the licenses cost.

     The cost of licenses provided in this section does not include any knowledge base licenses or services, which shall be (if requested by the customer) become a part of the implementation services of the final contract with the customer. It is made clear, that this add-on module cannot be licensed by the customer without first licensing the MedMaster CDR, WardMaster and/or ClinicMaster.

<BTB>
Hospital / IHDN Aggregate Bed Size        CareMaster(TM) Price per Bed
  1 - 100 beds                              $2,495
101 - 200 beds                              $2,445
201 - 300 beds                              $2,395
301 - 400 beds                              $2,345
401 - 500 beds                              $2,295
501 - 600 beds                              $2,245
601 - 700 beds                              $2,195
701 - 800 beds                              $2,145
801 - 900 beds                              $2,095
901 - 1,000 beds                            $2,045
      1,001 - 1,250 beds                            $1,995
      1,251 - 1,500 beds                            $1,945
      1,501 - 1,750 beds                            $1,895
      1,751 - 2,000 beds                            $1,845
      2,001 - 2,500 beds                            $1,795
      2,501+ beds                                   $1,745

5.     MedMaster  Imaging  Archiving  licenses  (ImageMaster)

      This  section  relates  to  a  MedMaster  functionality  in  providing:
-     Storage  of  images  in  the  MedMaster  CDR
-     Retrieval  of  images  from  the  MedMaster  CDR
-     Imaging  archiving  storage  functionality  into  the  MedMaster  using
      ImageMaster
-     Imaging  archiving  retrieval  functionality  from  MedMaster  CDR,  using

      ImageMaster  and  the  licensed  WardMaster  /  ClinicMaster
- Linking images to patients' open orders and results in the MedMaster CDR, using ImageMaster and the licensed WardMaster / ClinicMaster

     This section relates to the sale for imaging storage and retrieval functionality to a single hospital / multi-hospitals operating under an IHDN (Integrated Healthcare Delivery Network) setting. This section provides for ImageMaster licenses. Cost of licenses shall be calculated per the aggregate number of beds in the hospitals purchasing the licenses under a single purchase contract. If usage of ImageMaster is required in the ambulatory care / outpatient settings in addition to its use in the acute care / sub acute care / inpatient settings, then every 3 ImageMaster users shall be considered a single bed. ImageMaster licenses purchase require at the minimum the purchase of at least base MedMaster CDR licenses:

<BTB>
Hospital / IHDN Aggregate Bed Size      ImageMaster(TM) Price per Bed
  1 - 100 beds                          $1,195
101 - 200 beds                          $1,165
201 - 300 beds                          $1,135
301 - 400 beds                          $1,105
401 - 500 beds                          $1,075
501 - 600 beds                          $1,045
601 - 700 beds                          $1,015
701 - 800 beds                          $975
801 - 900 beds                          $945
901 - 1,000 beds                        $915
      1,001 - 1,250 beds                        $885
      1,251 - 1,500 beds                        $855
      1,501 - 1,750 beds                        $825
      1,751 - 2,000 beds                        $785
      2,001 - 2,500 beds                        $755
      2,501+ beds                               $725

The key elements of our business strategy include the following:

      - Fully exploit the expanding Integrated Healthcare delivery system Information Technology and Internet market

      - Expand into related healthcare consumer market with our relaxation training and stress management software program.

      - Convert all our existing software programs to an Internet based applications, in order to attract a larger user and install base.

      - Penetrate the National and International markets for large customers such as corporations, correctional facilities, military, hospitals, universities and government with our Internet based applications and healthcare information technologies.

FUTURE GROWTH OF OUR BUSINESS MODEL

The Internet has created new and evolving ways for conducting commerce. According to Forrester Research, business-to-business electronic commerce is expected to grow to $1.3 trillion in 2003, accounting for more than 90% of the dollar value of electronic commerce in the United States. The market for applications that enable business-to-business electronic commerce is expected to reach $1.5 billion by 2002, according to Dataquest. Enterprises that have successfully implemented web-enabled customer interfaces now face the challenge of utilizing the Internet and intranets to gain the same level of increased efficiencies in their supply chain. In the changing world of healthcare, one trend serves the common interests of doctors, patients, and medical administrators: to maintain and increase the quality of care through new and more cost-effective technologies, hence the Company's interest in the emerging healthcare transactions and tele-medicine services and software applications development.

There are several different reports and articles discussing the tele-medicine market. Each of them looks at tele-medicine in a slightly different way and provides different estimates, as follows:

- Business Communications Company (BCC): A large consulting firm that produces industry reports on many industry sectors. In February 1998 the firm produced a report titled: Tele-medicine Opportunities for Medical and
Electronic Providers (240 pages, cost: $1,350). Ben Grimley, an industry analyst who specializes in health and information technology issues, prepared the report.BCC estimates that the current U.S. market for tele-medicine is $65 million and will reach $3 billion by the year 2002 based on the high growth rates of leading market segments and an assumption that full reimbursement for tele-medicine services will continue to become more common. They predict the overall growth rate for tele-medicine to be 35 percent per year over the next five years with a 42 percent increase in public sector investments and an 89 percent growth in sites over the same period. The report cites provider plans for predicting a 280 percent growth in prison tele-medicine sites over five years and a doubling of military investment over seven years. The predicted rates of growth for tele-medicine is particularly important given the firm's prediction that the market for overall health-care related information is expected to grow only three percent per year.

- Feedback Research Services (FRS): A market research firm that specializes in high-tech health care delivery systems. Overall, FRS states that the current annual U.S. market for telepathology, teleradiology, and videoconferencing tele-medicine systems is under $100 million. According to FRS, tele-medicine-related videoconferencing equipment sales in Europe, North America, and the Pacific Rim accounted for $250 million in revenues in 1996. They estimate that worldwide sales of products and services during the 1990s reached an estimated $520 million, cumulative, through the year-end of 1996. They project the annual worldwide growth rate to be 15 percent. They project that Europe and the Pacific Rim combined may represent cumulative tele-medicine expenditures of $1.4 billion by 2001.

- Frost and Sullivan (F&S): An international marketing, consulting and training firm covering many different markets. A representative from F&S wrote an article in the April 1998 issue of ADVANCE for Administrators in Radiology & Radiation Oncology that provided market forecasts for PACS and Teleradiology. According to the article, the current total PACS and teleradiology systems market revenue for the U.S. and Europe is estimated for 1998 at $368.8 million with the United States generating 81 percent of this market. They project a growth rate of about 28 percent over the next six years yielding a total annual market of $1.6 billion by 2004. In a separate report on U.S. hospital communications equipment markets, including tele-medicine videoconferencing as well as other segments, F&S forecasts a 30 percent growth in this market.

-     Waterford  Advisors:     An  investment  firm  specializing  in healthcare
and  information  systems.  The  firm  has  developed  the  Waterford
Tele-medicine Index (WTI), an index of stock prices from various tele-medicine-related companies. WTI was debuted in the April 1998 issue of Tele-medicine and Telehealth Networks and will be a regular feature of the magazine. The index does not attempt to predict market size. Rather, the index is designed to be a monitor of the overall performance of the industry and a way to estimate the economic value of tele-medicine companies. Since the index is new, there is little information about the recent performance of tele-medicine companies in the market. The index currently includes 38 companies.

- The Healthcare Information and Systems Society (HIMSS) recently conducted their ninth annual survey of senior healthcare executives.
Of the 1,754 respondents, 34 percent reported that their organizations currently use tele-medicine, ten-percent plan on using tele-medicine within the next 21 months and 28 percent are investigating its use in the future.

- Tele-medicine and Telehealth Networks Magazine: This magazine recently completed a survey of selected tele-medicine program managers. Ninety-three percent reported that they expect to expand their operations in the next five years.

OUR OTHER PRODUCTS AND SERVICES

InterCare.com-dx,Inc., also offers the full Mirage Systems Interactive Multimedia Biofeedback Interface, the Stress Profiling and the Trigger Points programs, originally developed in 1993. The Trigger point program is currently sold as a downloadable product over the Internet, via the Digital River and Netsales Inc. Internet website. A hard-copy version of the program is also available for purchase via the Company's website. Given the rapid rate of change in both hardware and software technology, these programs are at the outskirts of their useful shelf lives. Our current efforts are targeted on taking advantage of our strengths in the application of high technology in the following areas:

       - The development and/or acquisition, through licensure or purchase, of a low-cost physiological monitoring device as the hardware component for a PC-based, executive and consumer-level biofeedback device.

       - The development of cutting edge, modular software to interactively display a wide variety of multimedia feedback from the hardware device described above. The software would be highly extensible and would optionally facilitate an Internet connection to InterCare.com-dx and the uploading of generated physiological data for analysis and return to the user via email or web page.

       - The development, through licensing and/or acquisition, of streaming video technology to facilitate the delivery of high-resolution video-based tele-medicine and other content over the Internet. The server-side software would be marketed to Internet and intranet providers. A basic client-side browser plug-in would be offered as a free download from InterCare.com-dx, while a more robust stand alone player would be offered for sale as an upgrade.

       - The development of direct reseller relationships with manufacturers of tele-medicine hardware and software (e.g. Sony). In addition to reselling tele-medicine equipment and software, InterCare.com-dx will provide tele-medicine systems design and integration, installation and support services, with the latter entailing both face-to-face client contact and a unique interactive multimedia Internet site devoted to answering most questions about tele-medicine, including tutorials, chat and forum capabilities.

       - The provision of web-site design & development services, including the production and/or acquisition and conversion of interactive multimedia content, for all of the above areas and for the other subsidiaries of Meridian Holdings, Inc., our parent company.

OUR  INTERNET  BUSINESS  STRATEGY

The  Vision

General

Providing a virtual community software program, based on Internet technologies And infrastructure, which enables the variety of participants in healthcare delivery: consumers/patients, care providers, healthcare enterprise management, healthcare IT professionals and payers, to improve the quality of care and reduce the cost of care delivery through effective care data standardization, management, sharing and communication.

For care providers

Facilitate anytime & anywhere secure access, through portable and Internet technologies, to a variety of patient information and personal productivity services. These should continuously encourage improved reimbursement, reduced administrative overhead, reduced medico-legal liability exposure and improved patient care.

For consumers / patients

Facilitate and encourage consumer/patient participation in the care delivery process through Internet technologies. Facilitate anytime & anywhere secure access to the patient's lifetime medical record as maintained by the healthcare enterprise. Enable the consumer/patient to obtain a variety of services from his care providers and from the healthcare enterprise. Facilitate consumer/patient access to quality healthcare content, encouraging self-treatment of minor healthcare problems outside the care system.

For healthcare enterprise management

Facilitate  optimization  of  care  cost/outcomes standardization throughout the healthcare enterprise. Facilitate improved collaboration and sharing of patient-centric information between care providers and patients. Facilitate increased revenue generation through improvements in reimbursement and reduction in claims rejection. Facilitate reduction of care delivery cost through minimization of redundant/unnecessary procedures. Facilitate improved control over the enterprise's operations through real-time enterprise data mining and analysis.

For healthcare IT professionals

Facilitate continuous improvements in the central control, management, administration and maintenance of MedMaster as a centerpiece component of the healthcare enterprise integrated IT software program. Enable flexible distribution of system management and administration responsibilities between care providers, IT professionals and outsourced / ASP services.

For payers

Facilitate  improvement  of  care  quality  while  reducing  the  cost  of care.
Enabling improved analysis and control over fraud and abuse. Facilitate improvements in automated approval/rejection of care procedures before its execution. Facilitate real-time comparative analysis of performance vs. cost of care providers.

Market Positioning

Current  Market  Space  Spot
The MedMaster EMR/CDR software program is currently positioned and competing in the conventional healthcare IT enterprise space. This space is primarily occupied by large strong competitors, each leveraging a large customer base, significant recurring revenue (from maintenance services), and a broad product offering. This market space has been undergoing significant consolidations during last couple of years, and are expected to continue well into this century. A typical healthcare IT sales contract in this market space requires significant capital investments by the customer, and places the entire risk on the customer. (Meta Group estimates that 5-year healthcare IT costs are ~$100M per a typical Hospital in the US, with 70% of the software programs purchased failing expectations and replaced within 2-3 years. The
MedMaster software program offers significant advantages over the competition in a variety of technical and functional aspects required from an enterprise EMR/CDR software program. Yet, the market's immaturity and the extent of risk involved with significant up-front capital investments, makes it a greater challenge for Intercare.com-dx to successfully play in this market space.

New Market Space Spot
With the transition of its enterprise software program to the Internet, and the expansion of its solutions' scope to incorporate support for both consumers and payers, InterCare is now re-positioning its offering into a new market space: eHealth Virtual Community Solution. Unlike the conventional healthcare IT enterprise market, this market space is currently less populated (although all large players are expected to vigorously play in this market space sooner or later). This re-positioning also incorporates a fundamental change in the company's business and revenue models. It involves transitioning from the traditional up-front capital investment sales model into a service-based (per-user, per month fees) turn-key software program sales model, with or without support of a pure ASP model. This transition is focusing on better leveraging the strengths of the InterCare MedMaster software program, while trying to minimize the effects of current weaknesses of the company over customers, strategic partners and investors.

Strengths and weaknesses

Weaknesses

Intercare  most  apparent  weaknesses  when  operating  in  the  US  market are:
-       Very  small  customer  base  in  the  USA
- Partial proof/testimony of live enterprise sites using MedMaster in the USA
-       Insufficient  customer  services  and  support infrastructure in the USA
- Perception of a small ("thin") company in comparison with well established (and public) US healthcare IT companies
-       Limited  number  of  strategic partners in complementary expertise areas
- Limited capability of InterCare (at current size and structure) to effectively operate and contract directly with enterprise customers in the USA

Strengths

InterCare strengths when operating in the US market are:
- Mature enterprise software application, incorporating: Point-Of-Care EMR management, care standards, workflow management, personal productivity management, common enterprise knowledge base, enterprise data warehouse, legacy integration middleware and data mining, which are generally available (MedMaster V4.3)

- MedMaster architecture initially designed to support Internet (n-tier) implementations

-       MedMaster  architecture  supportive  of  concurrent  multi-lingual users

- MedMaster architecture supportive of remote administration and maintenance

- InterCare control over competitive product packaging and pricing strategies

- InterCare proven quick turn-around compliance to market trends and demands (6-9 months between major versions)

-       InterCare  competitive  lower  cost  of  enterprise  product development

- Extensive, multi-level customization of MedMaster software programs' components, requiring no source code intervention

- Compliance with HIPAA through customer controlled security business rules
        Consistent, anatomy-based user interface, endorsed by care providers

- InterCare expects its transition to the eHealth market space, coupled with its revised service-based sales model, to make these strengths a significant competitive advantage over its competition.

Competition in the new market space
The current and potential competition in the eHealth Virtual Community Solutions market is coming from the following categories:
-    Pure  Internet  players
-    Legacy  +  Internet  players
-    EMR/Clinical  players
-    Legacy  players
(see  attached comparison analysis tables of current and potential competitors).

Important recent transactions/events in the healthcare IT market space, which are significant to mention in the context of current and potential competition to InterCare:
Healtheon  acquisition  of  WebMD  and  MedE
Eclipsys  acquisition  of  Transition  Systems  /  Healthvision
McKessonHBOC  acquisition  of  Abaton.com

Market  segment  focus

Short  Term
InterCare intends to primarily focus on the low-to-mid market of Integrated Healthcare Delivery Networks & hospitals in the USA, typically ranging from 150 beds to 350 beds. Within this market segment, InterCare intends to place specific focus on MeditechMAGIC and SMS Allegra/Allegra 2000 customers. The reason: weakness of these vendors in the Internet and EMR space, difficulties of these customers to finance up-front capital investments in healthcare IT and difficulty by such customers to recruit and hold to skilled healthcare IT professionals.

Mid-to-Long  Term
InterCare intends to expand its target market to include: (a) Large Integrated Healthcare Delivery Networks & hospital, typically with 500+ beds (b) Managed care organizations. This market focus expansion requires further functional product support of loosely-coupled healthcare enterprises.

Prospective  Customer  Access  /  Sales  Process  Leadership

Short-term
InterCare intends to establish a strong sales & sales support organization, which will enable the company to pro-actively push sales closure and market penetration. Initially, on a case-by-case basis, the company will take the decision whether to position InterCare as the prime contractor, or one of InterCare's strategic system integration partners as prime contractor (InterCare initially expects to become prime contractor to customers with up to 200 beds).

Mid-to-Long  Term
InterCare expects to "divide" the market between itself and its strategic partners. InterCare will exclusively focus on the low-to-mid market, and its strategic partners, as VARs, will focus on the mid-to-high market. InterCare strategic partners will also exclusively approach national networks (such as Colombia/HCA, Tenet, etc.). InterCare sales and sales support organization will provide extensive support to the strategic partners in its efforts to acquire additional customers.

Contract  Model  Principles

Short-term
InterCare initially intends to offer its prospective customers a fixed-fee, service-based software application, which defines deliverables (rather than time and materials), and distributes the cost of the entire turn-key software application to 60 monthly payments, starting 6-9 months after contract signing. This type of contract involves some level of risk taking with the customer, but not in a level which can endanger the profitability of each contract. (see definition of such contract principles in an attached document)

Mid-to-Long  Term
InterCare intends to offer its prospective customers, after better studying the risk exposure involved, a risk-sharing contract which incorporates a lower level of monthly fees, yet participates in the financial improvements/upsides as reflected in the "bottom line" of such customers after system implementation. InterCare intends to work with a variety of healthcare market experts in order to formulate and verify its commitments, upsides and exposure levels in pilot contract(s) prior to making such contract model generally available.

Product  Packaging  &  Pricing

Short  Term
In order to enable quick transition to the new service-based sales model, InterCare does not intend to modify the current (and simple) packaging of its MedMaster software application . This includes 4 "rentable" software components:
(a)  Acute  care  workstation

(b)  Ambulatory  care  workstation,
(c)  Care  standards  workstation,  and
(d)  Imaging  archiving  workstation.
Each of these software components is priced between $49 - $79 per-user per-month for unlimited use (depending on the aggregate number of users), where the customer defines how many users license each of these components. With an expected average of 500 licensed users per a typical healthcare enterprise and $99 average per user per month fees, this should translate into ~$50,000 per month on behalf of software usage.

Mid-to-Long  Term
InterCare  intends  to  "comply"  with  the  developing  market  conventions  in clinical Internet product packaging (i.e. separate packaging and licensing for Lab, Radiology, Prescription, EMR, Reports, etc.). InterCare, however, intends to evaluate another dimension in product packaging. This includes the establishment of Standard, Professional and Enterprise editions per product/component, further enabling the company to exercise effective "foot-in-the-door" customer acquisition strategies. As the number of
"products"   grow   (comparing   to  the  current  4  products  packaging),  the
monthly fees per "product", per user, per month are expected to be lower than the competition.

The  ASP  model

Short-term
The ASP (Application Service Provider) model is gaining momentum in the IT market, although the healthcare market is slower in adopting it. InterCare expects different variations of the ASP model to be requested by a limited portion of its customers, ranging from remotely operating the system located in the customer's facilities, all the way through full outsourcing using the ASP servers farm model. In order to being able to offer prospective customers a pure ASP model, InterCare needs to establish a relationship with at least one ASP (which yet needs to be established). Any variation of ASP software application model does not mitigate the need to integrate the MedMaster software application with the existing legacy systems operational at the customer's enterprise.

Mid-To-Long  Term
InterCare expects a meaningful portion of its customers to contract for the ASP model. By this time, InterCare and its strategic partners are expected to have established relationships with leading healthcare IT ASP providers. InterCare further expects some of the potential system integration partners to expand their offering and start serving as ASPs. This is expected to ease the product support requirements from InterCare, as the same partner will aggregate the expertise necessary for both one time and on-going support services.

MedMaster  Virtual  Community  Solution  Vision  &  Scope

General  Overview

The MedMaster  enterprise  software application   in  its  generally  available
Version 4.3 provides a wide range of capabilities / functionality in the following areas:

Lifetime  Electronic  Medical  Record  Management
-   Acute  care
-   Ambulatory  care
-   Long  term  care
-   Home  care

Multi-disciplinary  care  standards
-   Protocols
-   Pathways
-   Care  plans

Quality  &  cost  management
-   Staffing
-   Cost
-   Case  management

Order  entry  &  Result  reporting
-   Lab
-   Radiology
-   Pharmacy
-   Nursing
-   Diet
-   Consultation
-   Transcription
-   Other

Personal  productivity
-   Personal  desktop
-   Cover  sheet
-   Automatic  document  /  form  generation

-   Automatic  encounter  codification

Groupware  productivity

-   Unit charting
-   Communication & messaging

Security  (HIPAA  compliant)
-   Security
-   Confidentiality
-   Compartmentalization

Enterprise  Knowledge  base  (multi-lingual)
-   Enterprise  lexicon
-   Containers
-   Legacy  normalization

Enterprise  data  warehouse
-   Demography  /  Administrative
-   ADT
-   Clinical
-   Orders  &  Results
-   Multimedia Legacy  system  integration
-   Mini  MPI  (Master  Patient  Index)
-   Bi-directional  legacy  data  normalization

Although InterCare intends to continue adding capabilities to its core Enterprise platform, the prime effort in the near term will be directed toward completing its transition to support the Internet application server paradigm. In addition, InterCare intends to put both focus and efforts on developing the complementary "pieces" of the MedMaster Virtual Community Solution, namely the provider and consumer components utilizing thin client technology.

The  Enterprise  Software application
InterCare is in advanced stages of transitioning its MedMaster enterprise Software program from its Client-Server architecture into an Internet-centric application/web server architecture. Since InterCare originally used Sybase Powerbuilder as its RAD tool, it was just natural to select additional Sybase Internet tools which are fully integrated with Powerbuilder. Thus, InterCare is now utilizing Sybase PowerDynamo (web server) & Sybase Jaguar (application server) as the Technology infrastructure for MedMaster's Internet architecture. As 3 out of the 4 original MedMaster architecture tiers are now utilized on the server side, InterCare intends to utilize the GUI tier in a variety of options:
- Automatic loadeable Powerbuilder GUI components (for the enterprise's Intranet implementation)
- HTML (for the browser-based accidental access by care providers and consumers)

InterCare is also evaluating in parallel 3 additional options for implementing the
GUI  tier:
- ActiveX/JavaScript GUI components (for the enterprise's Intranet implementation);
-   Citrix  architecture;
-   JAVA  based  GUI.

Beyond the Internet transition and the "natural" expansion of clinically-focused functionality, InterCare intends to place significant focus on the integration of financial / administrative topics into the existing MedMaster software application . These include:
- Verification of patient eligibility & health plan authorization of procedures being ordered at the point-of-care;
-   Improved  point-of-care  alerts  (through  rules-based  mechanism);

- Automatic optimization of encounter reimbursement codification (ambulatory care & acute care);

- Financial performance of a variety of aspects of the healthcare enterprise's operations.

These and additional capabilities are based on off-the-shelf technologies/services commercially available from third-party vendors, and InterCare intends to partner with a variety of such vendors and integrate their products into MedMaster.

Anytime  &  Anywhere  Secure  Access  by  Authorized  Enterprise  Users

Browser-based, thin client software application , enabling care providers with privileges within the healthcare enterprise to access the enterprise CDR with a sub-set of the functions provided by the MedMaster enterprise software application . These include:
-   Retrieving  and  reviewing  lifetime  patient  data

-   Reviewing  and  approving  new  results

-   Initiating  new  orders

-   Operating  the  personal  desktop  (administrative)

This component enables care providers to timely access the system, primarily From home, friends house or when they are on the road. It minimizes the need of the care provider to physically arrive at the enterprise facilities in order to gain access to the system. InterCare intends to incorporate, beyond password-based entry, biometric voice-authentication technologies (such as from Nuance), to further improve patient file access security.

Secure  Access  by  Non-affiliated  Care  Providers

A browser-based, thin client software application , enabling care providers not affiliated with the healthcare enterprise access to a specific patient file. The access to the specific patient file is enabled through a patient-controlled password, which provides for secure access into the enterprises CDR to view only the authorizing patient's lifetime medical records. InterCare intends to incorporate, beyond password-based entry, biometric voice-authentication technologies (such as the one from Nuance), to further improve patient file access security. using this component, non affiliated care providers (e.g. with no access privileges within the healthcare enterprise) to use the following functionality:

-     Retrieving  and  reviewing  lifetime  patient  data
-     Reviewing  new  results
-     Initiating  new  orders
This component provides significant benefit to the consumer/patient, as it enables care providers distant from his home/community to timely access his lifetime medical records. In the future, InterCare intends to expand its multi-lingual patient data retrieval support, so foreign care providers (when the consumer/patient is abroad), are able to retrieve the patient's medical record in their own language.

Health  Plan  Member  Anytime  &  Anywhere  Secure  Access

A browser-based, thin client software application , which serves as the "entry point" for the consumer/patient in his relationship with the health plan/healthcare enterprise. This component will be comprised of 5 main modules: Electronic Medical Record: Within this module, the consumer/patient will be able to execute the following functions:

- Retrieve, review and print the variety of segments comprising his lifetime medical records
-    Enter  problem-driven  information  prior  to  a  physician  appointment
-    Enter outcome progress data after an acute care / ambulatory care encounter
- Enable non-affiliated physician(s) secure access to his personal lifetime medical records Retrieve and view the log file of who accesses his medical records, and which segments of it Services within this module, the consumer
     /patient will define service preferences, and gain access to a variety of healthcare enterprise services, including:
-    Update  personal  &  address  details
- Service preference definition: lab, pharmacy, radiology, care providers, etc.
-    Encounter  scheduling  request  &  approval
-    Prescription  generation  &  routing  (to  preferred  pharmacy)
-    Forms  /  certification  generation
-    Communication  with  care  providers

Medical  Content

Within this module, the consumer / patient will gain access to a variety of accredited medical content resources. These should help the consumer / patient become more knowledgeable, encourage self-treatment of minor problems, and tighten the relationship between the consumer / patient and the healthcare enterprise.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and notes, as well as the other information included elsewhere in this prospectus. Our discussion contains forward-looking statements that involve risks and uncertainties, including those referring to the period of time the Company's existing capital resources will meet the Company's future capital needs, the Company's future operating results, the market acceptance of the services of the Company, the Company's efforts to establish and the development of new services, and the Company's planned investment in the marketing of its current services and research and development with regard to future endeavors. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including: domestic and global economic patterns and trends.

RESULTS OF OPERATIONS

We have experienced, and expect to continue to experience, seasonality in our license revenues and results of operations, with a disproportionately greater amount of our license revenues for any fiscal year being recognized in our fourth fiscal quarter. As a result, our first quarter revenues can be less than those of the preceding quarter.

In some cases, the products will be sold on a consignment basis, in which case, we only get paid by the vendor after the vendor sells the product.

Furthermore, our quarterly revenues could be significantly affected based on how applicable accounting standards are amended or interpreted over time. Due to these and other factors, we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of our future performance. It is possible that in some future periods our results of operations may be below the expectations of public market analysts and investors. If this occurs, the price of our common stock may decline. We will depend on the commercial success of our product suite, which has not yet been shipped. We have generated substantially all of our revenues from licenses and services related to current and prior versions of our product suite.

REVENUES.

Total  revenues  decreased  52% to $6,629  in the year ending December 31,  1999 compared to $13,795 for December 31, 1998. The revenue was generated from software sales and consulting services. The decrease in revenue in December 31 1999 compared with December 31, 1998, was as a result of Ccompany's decision to discontinue marketing of its stand-alone Biofeedback software, and change of focus to development and implementation of Internet based healthcare transaction software programs.

For the nine months ended September 30, 2000 the Company generated revenues of $180,000, compared to $6,276 for the nine months ended September 30, 1999. The increase in revenue is due to the sale of five user licenses of MedMaster(tm) software to Healthcare.com for resell.(See footnotes number 1 and 3 of the financial statement)

COST  OF  REVENUES.
Cost of revenues decreased 13% to $252 for the year ending December 31, 1999 compared to $289 in the comparable period in 1998. This decrease in the cost of revenue is due to our transition from hard-copy software sale to electronic downloadable products, with resultant decrease in software product shipments. Amortization of capitalized software development costs will continue in the future to bring levels closer to expected future revenues to be generated, or net realizable value. Any future reduction in net realizable value during the next coming year will be as a result of our decision not to support certain products moving forward and instead to focus on development and execution of our Internet strategies.

SALES  AND  MARKETING.
Only minimal sales and marketing has been done by the Company, since focusing most of its resources at the moment in our Internet strategies, and software enhancement, testing and debugging. The Company is budgeting over $250,000 for its initial roll-out of new products sales and marketing campaign during the first quarter of the year 2001, assuming more capital is raised from this offering to pay for such an expense.

PRODUCT  AND  CONTENT  DEVELOPMENT.
Software products and Internet content development expenses is anticipated to increase significantly during the next coming year, due to website redesign and other Internet initiative launch costs, consisting primarily of personnel and consulting costs. The Company projects to spend over $250,000 during the next 12 months to fund project and content development. As a result of the Company's decision in 1994 to no longer develop traditional products, capitalized software development costs was $0.

GENERAL  AND  ADMINISTRATIVE.
General and administrative expenses increased 41% for the year ending December 31, 1999 to $107,295 compared to $62,829 in the comparable period in 1998 due to the additional operating costs of increased personnel requirement. For the nine months ended September 30, 2000, the Company incurred $268,736
expenses,  compared  to  $51,365   expense for the comparable period  in  1999.
Of the total amount of $268,736 incurred expenses, $75,000 represents salary paid to Mr. Russ Lyon, $169,211 represents fees paid to part-time employees and consultants, and approximately $24,525 was spent on prorated rent, utilities and office maintenance, etc., based on 1/5 of the total amount paid by Meridian Holdings, Inc., an affiliated company, which also represents the proportion of office space used by the registrant. Included in operating expenses is depreciation and amortization expense in the amount $6,752 and

$570 for the nine months ended September 30, 1999 and 2000 respectively.

The Company anticipates future increases in general and administrative expenses as it embarks on aggressive product development, sales and marketing with its associated increase in personnel costs and legal and accounting expenses.

OPERATING  LOSS.
As a result of the factors described above, Company expects further increases in operating expenses for the year 2001, assuming additional funding is raised from this offering to be used in financing future operating costs. There is no guarantee that the Company will be able to raise additional funds to finance all the anticipated operating costs. In absence of such funds being available, the Company may not be able to operate, and this could have a material impact in the overall execution of the Company's business plan.

NET  LOSS.
The Company had a net loss of $114,423 or (0.010) per share for the year ended December 31, 1999, compared with net loss of $62,827 or $.013 per share for the year ended December 31, 1998. For nine months ended September 30, 2000 the Company had net loss of $89,306 or (0.008) per share compared to net loss of $46,385 or (0.004) during comparable period in 1999.

LIQUIDITY  AND  CAPITAL  RESOURCES
The Company has experienced a substantial increase in expenditures since the launch of our Internet strategy through the growth in those operations and related staffing. Management anticipates that these increased expenditure levels will continue for the foreseeable future. Management anticipates incurring additional expenses to increase our marketing and sales efforts, for content development and for technology and infrastructure development. Additionally, we will continue to evaluate possible investments in businesses, products and technologies and the expansion of our marketing and sales programs.

The Company uses working capital to finance ongoing operations, fund the development and introduction of our new business strategy and acquire capital equipment. There is no guarantee that the Company will be able to raise additional funds, and if such funds becomes available, the cost incurred for securing such funds may not be on favorable terms to the Company, and this could have an adverse impact on the entire operation.

PLAN OF OPERATIONS

Management believes the Company has adequate capital resources to meet anticipated needs for working capital and capital expenditures through the end of September 2000, but the Company needs to enhance its capital resources in order to provide it with sufficient cash to meet its current operating needs and to address such needs through the end of December 2000. If the Company is unable to enhance its capital resources, the Company will be forced to reduce its spending on capital expenditures and product development until such financing is obtained.

The Company intends to use part of the funds raised during this offering for acquisitions of businesses or health information content to use in the Company's website or other Internet based product offerings. If adequate funds are not available or not available on acceptable terms, we may be unable to fund our expansion, successfully promote our brandname, take advantage of acquisition opportunities, develop or enhance services or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

The Company has entered into joint marketing agreement with United System, Inc., HealthCPR Technologies, Inc., NetSales, Inc., and Digital River Corporation, to market the Company's software product through various retail channels.

As  of  this  writing,  only  a  minimal  amount  of  sales  has  occurred.

With the transition of its enterprise software application to the Internet, and the expansion of its software applications' scope to incorporate support for both consumers and payers, InterCare is now re-positioning its offering
into a new  market  space:  eHealth Virtual  Community  Solution.  Unlike   the
conventional healthcare IT enterprise market, this market space is currently less populated (although all large players are expected to vigorously play in this market space sooner or later). This re-positioning also incorporates a fundamental change in the company's business and revenue models. It involves transitioning from the traditional up-front capital investment sales model into a service-based (per-user, per month fees) turn-key software application sales model, with or without support of a pure ASP model. This transition is focusing on better leveraging the strengths of the InterCare MedMaster software application , while trying to minimize the effects of current weaknesses of the company over customers, strategic partners and investors.

The Company entered into an agreement with Healthcare.com Corporation (HCC) to resell Medmaster Software product to their customers. As part of the agreement

HCC will pay a total of $450,000 for five user-licenses of MedMaster Software, payable as follows:

$50,000 payable upon execution of the contract (July 28, 2000), $100,000 payable within five days, and the remaining $300,000 due on the "GO LIVE" date, which is anticipated to be on or before August 31, 2000. InterCare.com-dx will receive 40% of the sales proceeds and 60% of software support, implementation and maintenance fee, as per the terms of the Master value Added Reseller agreement between the registrant and Meridian Holdings, Inc.

The Company is also embarking on an advertisement campaign over the next several months in major newspapers and consumer and healthcare journals of all its products and services. There is no assurance that such advertisement campaign will yield any dividend.

Employees

We presently have three full time employees and four independent contractors Some of our officers and directors are engaged in business activities outside of us, and the amount of time they will devote to our business will only be approximately 50% of their work week. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs. We also intend to out-source some of the personnel requirements to Meridian Holdings, Inc.

Facilities

We are presently occupying 1/5 of an office space leased by Meridian Holdings, Inc., our parent company, at 900 Wilshire blvd., Suite 500-508 Los Angeles California. The agreed cost attributable to us for the use of the facility is based on 1/5 of the total amount of cost to Meridian Holdings, Inc., for operating the suites.

Legal  Proceedings

We  are  not  currently  a  party  to  any  material  legal  proceedings.

MANAGEMENT

Executive  Officers,  Directors  and  Other  Significant  Employees

Name                      Age   Title

Anthony  C.  Dike,  MD       45    Chairman,  Director
                                   Chief  Executive  Officer,  Secretary
                                   Treasurer

Russell  Lyon,   MA          52    President,  Director
                                   Chief  Technology  Officer,

Philip  Falese,  MBA,  LLM   43    Chief  Financial  officer,  Director

Edward  Williams,  MD        64    Director

Daniel  Thornton,            39    Director/Interim Chief Operating Officer

Dale W. Church, JD           61    Director

Anthony C. Dike, MD, our Chairman, Chief Executive Officer, Secretary and a Director, will devote approximately 50% of his time to our affairs. Dr. Dike has been the Chairman of the Board, Chief Executive Officer and President of the Company since January, 1991. Anthony C. Dike, a physician by training and an entrepreneur that has funded and developed various start-up high technology businesses from inception to fruition through his private Investment Firm, MMG Investments Inc., a California corporation. He is the founder of CGI Communications Services, Inc., Bolingo.com-the world's largest High Technology Online Store on the Internet, Capnet.com, Bidfair.com, and Capnet.net, all Internet domain registered businesses. He also is the founder of Intercare Diagnostics, Inc., a United States Food and Drug Administration (USFDA) registered Bio-Medical Software Manufacturing Company, with over 5 Multimedia healthcare related software programs in the market. He also pioneered the design and development of the Mirage Systems Biofeedback Software Program, the first United States Food and Drug Administration approved software only for Biofeedback and Relaxation Training. He is also the founder of Capnet IPA, Capnet Gateway On-line Services, Meridian Medical Enterprises Corporation and Meridian Health Systems, Inc. Anthony C. Dike, MD, is also a member of the peer-review standing panel for United States Department of Education National Institute for Disability and Rehabilitation Research. He has served as a consultant to United Nations Development Project-Sustainable Human Development Program . He has given several presentations to various fortune 500 companies including Pacific Bell, AT&T Easylink Services, Apple Computer, Smithkline Laboratories Clinical Trial Division, UHP Health Plan, Mullikin IPA, and Wellpoint Healthcare Network Pharmacy department, about the use of the
Internet   as  a  facilitator  of  global  communications,  record  sharing  and electronic-commerce transaction in the healthcare industry using the "Computer Aided Provider Network" or "CAPNET" module.
-----------------------------
He most recently pioneered the design and development of "The Mirage Systems Internet Based Healthcare Transaction Module."

Russell A. Lyon, MA, our President, Chief Technology Officer and a Director, will devote approximately 100% of his time to our affairs. Russell
Lyon has been a designer and developer of computer-based educational and training programs for nearly two decades. He has served as both designer and developer on major training projects for a variety of corporate entities, including TRW, Unocal, Union Bank and Southern California Edison. As the founder and principal of Kinetic Media, he was a Level II Authorized Developer for Macromedia Director and has been a featured speaker at the Macromedia International User Conference on innovative uses of Director. He has developed or produced over a dozen separate commercial software titles, including The Mirage Systems Interactive Multimedia Biofeedback Interface for Intercare Diagnostics. He holds a BA degree in Psychology from Cornell University and an MA degree in both Educational Psychology and Instructional Technology form California State University, Long Beach.

Philip Falase, MBA, JD, LLM, our Chief Financial Officer and a Director received his MBA from University of Alabama, JD from Northrop University School of Law, Los Angeles, and LLM (Tax) from Golden Gate University, San Francisco. Mr. Falase has been working as a consultant to various clients in the area of strategic business development, tax consultation, asset valuations, and financial planning. He also has worked as a staff accountant for Carter, Turner and Company (CPA firm) based in Los Angeles, California

Edward Williams, MD, a Director, has over 30 years of experience within the medical profession. Dr. Williams, is currently in private medical practice specializing in Family Medicine, received his Bachelor of Arts from Allegheny College, Meadville, PA, and his Doctor of Medicine from Temple University School of Medicine, Philadelphia, PA. Dr. Williams has also received a Masters Degree in Health Care Administration from the University of La Verne; La Verne, CA. Additionally, he is currently undergoing course work in a Certificate Program in Administrative Medicine from Tulane University.

Dr. Williams has served in the United States Air Force, Flight Surgeon, Captain Strategic Air Command and has received numerous honors and awards for his outstanding service in the military. Dr. Williams has served as Chief of Staff for Hawthorne Memorial Hospital, Hawthorne CA, and Robert F. Kennedy Medical Center, Hawthorne CA. Additionally, Dr. Williams has served on numerous civic boards such as the Chairman of the Torrance Building and Recreation Department, Torrance, CA, Lawndale Chamber of Commerce, Lawndale CA, a Medical Consultant and Scholarship Sponsor for the Miss California Pageant a division of the Miss America Scholarship Pageant, to name a few. Dr. Williams is a Founding Member of the El Camino Community College Foundation Torrance, CA. He has served the Lawndale, Torrance, and Hawthorne, California Communities for over 25 years.

Daniel Thornton, a Director, began his business career in the foods industry. He was corporate liaison and District Manager for Dairy Queen of Denver, responsible for the operations and management of 25 stores in the Denver metro area. Under his guidance, the stores achieved an overall increase in sales of 20% and an increase in operational efficiency of over 5%. Mr. Thornton is also an international lecturer on medical practice management in addition to having extensive knowledge and experience in the manufacturing and marketing of homeopathic drugs, medical devices and nutriceuticals.

As CEO of Eclosion Corporation, Mr. Thornton helped to operationalize all aspects of medical device manufacturing, as well as being instrumental in establishing Ireland's first fully registered homeopathic drug manufacturing plant. He has managed projects that encompass the development of numerous drug products, in addition to having established international markets for those products. Mr. Thornton has also consulted to Nevada Homeopathic medical board, primarily on regulatory issues regarding medical technology. His experience in all facets of nutriceutical operations and marketing makes him well qualified for his current position as the CEO of BioSynergy Nutriceuticals.

Dale W. Church, JD, a Director, is currently the Chairman and CEO of Ventures & Solutions LLC, a company that counsels and consults with high technology companies. In addition, he serves as trustee of the National Defense Industry Association, general counsel to the Munitions Industrial Base Task Force, and member of the Board of Directors of public and private companies. Prior to such involvement, Mr. Church has had a wide variety of government and private sector experience in arbitration, government contracting, defense, and acquisitions management. Mr. Church was a former law partner at McDermott Will & Emery and was counsel to the American Electronics Association, President's Blue Ribbon Commission on Defense Management, Egypt-U.S. Business Counsel, and ESL Inc. in Sunnyvale, California. Mr. Church served at the Department of Defense for which he was awarded the rank of meritorious executive and the Central Review Board of the Central Intelligence Agency for which he received the Defense Distinguished Service Medal. Mr. Church received his bachelors degree in business administration from Oregon State University and law degree from George Washington University School of Law.

Board  of  Directors

Our Board of Directors consists of six (6) authorized members and, with the recent addition of Dale Church in 2000, all of the positions have been filled. The terms of the Board of Directors is staggered over a three year period.

Apart from Mr. Russell A. Lyons, none of the other directors have been compensated for their activities as directors or officers of the Company. In the future, our non-employee directors may be reimbursed for expenses incurred in connection with attending board and committee meetings and compensated for their services as board or committee members.

Executive  Officers

Our officers are elected by the Board of Directors and hold office at the will of the Board.

Indemnification

Our Articles of Incorporation provide that we shall indemnify, to the full extent permitted by California law, any of our directors, officers, employees or agents who are made, or threatened to be made, a party to a proceeding by reason of the fact that he or she is or was one of our directors, officers, employees or agents against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if specified standards are met. Although indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons under these provisions, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Employment  Agreements

Mr. Russell A. Lyons, the President and Chief Technology Officer has entered into an employment agreement with the parent company, Meridian Holdings, Inc.
None of the other executive officers are subject to an employment agreement at this time. We intend to enter into employment contracts with some of our executive officers in the near future.

                             EXECUTIVE COMPENSATION

Summary  Compensation  Table
The following table provides information concerning the compensation of the named executive officers for each of our last nine completed fiscal year.


            Annual  Compensation               Long  Term  Compensation
                                                       Awards      Securities
Name                                           Other   Restricted  Underlying
And                                            Annual  Stock       Options/
Principal                                      Compen-  Award  (s)   SARs  (#)
Position          Year   Salary ($) Bonus ($)  sation($)
(a)               (b)     (c)       (d)         (e)     (f)        (g)
Anthony  C  Dike 1999     $0                            1,000,000           0
Chairman, Chief  1998     $0                              500,000     500,000
Chief Executive  1991-97  $0                            3,500,000   3,500,000
Officer(1)(2)

Russell  A. Lyon 1999    $16,666.66                          0        0
President
Chief
Technology
Officer  (3)

Philip  Falase    1999     $0                                0        0
Chief
Financial
Officer  (4)

Footnotes
(1)     Total  awards  granted from 12-31-91 to 12-31-99 are 5,000,000 at $0.002 per  share (adjusted for 100:1 stock split)
                                        34

(2) Total options granted from 1991 to 12-31-99 are 4,000,000 at $0.002 per share(adjusted for 100:1 stock split

(3) Mr. Russell Lyon started working for the Company in November 1999 initially as an Independent contractor, and became full time employee as of January 7th, 2000 (Please see note 3 of the financial statement)
(4)     Mr.  Philip  Falase  commenced  working  for  the  Company effective
        March 1st 2000.


Options/SAR  Grants  in  Last  Fiscal  year

The following table shows information regarding grants of stock options in this last completed fiscal year to executive officers named in the summary Compensation Table above.

                              Individual  Grants

                    Number  of        %  of  Total
                    Securities       Options/SARs
                    Underlying       Granted  to      Exercise
                    Options/SARs     Employees        or  Base       Expiration
Name                Granted  (#)     in  Fiscal       Year  Price   ($/sh)  Date
(a)                   (b)             (c)            (d)           (e)
Anthony  C.  Dike  (1)    4,000,000       100%          0.002         12-31-2008

Footnotes
(1)Adjusted for 100:1 stock split.


                              CERTAIN TRANSACTIONS

In December 1991, the Board of Directors authorized the issuance of 500,000 shares common stock (adjusted for 100:1 stock split) to Anthony C. Dike, our Chairman for services rendered. Also in December 1991, the Chairman was granted options to purchase additional 500,000 shares of our common stock (adjusted for 100:1 stock split), exercisable until December 2001.

In December 1992, the Board of Directors authorized the issuance of 500,000 shares common stock (adjusted for 100:1 stock split) to Anthony C. Dike, our Chairman for services rendered. Also in December 1992, the Chairman was granted options to purchase additional 500,000 shares of our common stock (adjusted for 100:1 stock split), exercisable until December 2002.

In December 1993, the Board of Directors authorized the issuance of 500,000 shares common stock (adjusted for 100:1 stock split) to Anthony C. Dike, our Chairman for services rendered. Also in December 1993, the Chairman was granted options to purchase additional 500,000 shares of our common stock (adjusted for 100:1 stock split), exercisable until December 2003.

In December 1994, the Board of Directors authorized the issuance of 500,000 shares common stock (adjusted for 100:1 stock split) to Anthony C. Dike, our Chairman for services rendered. Also in December 1994, the Chairman was granted options to purchase additional 500,000 shares of our common stock (adjusted for 100:1 stock split), exercisable until December 2004.

In December 1995, the Board of Directors authorized the issuance of 500,000 shares common stock (adjusted for 100:1 stock split) to Anthony C. Dike, our Chairman for services rendered. Also in December 1995, the Chairman was granted options to purchase additional 500,000 shares of our common stock (adjusted for 100:1 stock split), exercisable until December 2005.

In December 1996, the Board of Directors authorized the issuance of 500,000 shares common stock (adjusted for 100:1 stock split) to Anthony C. Dike, our Chairman for services rendered. Also in December 1996, the Chairman was granted options to purchase additional 500,000 shares of our common stock (adjusted for 100:1 stock split), exercisable until December 2006.

In December 1997, the Board of Directors authorized the issuance of 500,000 shares common stock (adjusted for 100:1 stock split) to Anthony C. Dike, our Chairman for services rendered. Also in December 1997, the Chairman was granted options to purchase additional 500,000 shares of our common stock (adjusted for 100:1 stock split), exercisable until December 2007.

In December 1998, the Board of Directors authorized the issuance of 500,000 shares common stock (adjusted for 100:1 stock split) to Anthony C. Dike, our Chairman for services rendered. Also in December 1998, the Chairman was granted options to purchase additional 500,000 shares of our common stock (adjusted for 100:1 stock split), exercisable until December 2008.

In December 10, 1999, the Board of Directors authorized the issuance of 1,000,000 shares to Anthony C. Dike, our Chairman for services rendered. No options were granted during this period.

On March 14th, 2000, the board of directors and shareholders approved the 2000 Stock option plan. Anthony C. Dike, our Chairman was granted option to purchase 250,000 shares of Common Stock, as per the 2000 Incentive Stock Option Plan.

Also, in February 1991, the Board of Directors authorized the issuance of 900,000 shares of common stock to MMG Investments, Inc., in consideration for an aggregate of $75,000 equity investment in the Company.


During the fiscal year ended December 31, 1999 the company issued 5,100,000 shares (adjusted for 100:1 stock split)to an affiliated Company in exchange for the assumption of long term debt in the amount of $504,932 and cash contribution of $58,996, in addition to the sum of $11,700 representing the value of pre-paid banner advertisement and promotions of the registrants product on Meridian Holdings, Inc., operated websites. The fair value of the banner advertisement is based on a pricing schedule published by Meridian Holdings, Inc. as of December 1999.
(See  Note  3  of  the  financial  statements)

Total shares issued and outstanding was 100,000 as of December 7, 1999. On December 10, 1999, the Company's authorized capital stock was increased and a 1 to 100 forward stock split was effected by an amendment of Article IV of the Company's Articles of Incorporation approved by the Board of Directors. Pursuant to the stock split, the outstanding shares of the common stock of the Company was increased from 100,000 to 100,000,000 and such shares were distributed to all the current shareholders of InterCare.com-dx, Inc. pursuant to a stock dividend distribution approved by the Board of Directors.

In  January  2000,  the  shareholders  of  Meridian  Holdings,  Inc,  the parent
Company, approved the employment of Mr. Russ Lyon as our President and Chief Technology Officer.

The following are the significant terms of compensation package given to Mr. Russ Lyon, as the President and Chief Technology officer of InterCare.com-dx, Inc.,by Meridian Holdings, Inc., as reported in the 1999 annual report of Meridian Holdings, Inc., filed on 2/15/2000.

1.  Base  salary  is  $100,000  per  year  for  two  years

2. Executive shall be entitled to earn a bonus with respect to each year of the Term during which Executive is employed under the Employment Agreement up to $25,000 (prorated for partial years) based upon certain criteria being met, and at the discretion of the board of directors.

As an additional element of compensation to Executive, in consideration of the services to be rendered hereunder, the PARENT COMPANY shall grant to Executive options to purchase 500,000 restricted shares of the PARENT COMPANY'S common stock, 150,000 of which shall have an exercise price equal to the fair market value of such stock on the date hereof, and the remaining 350,000 options which represents a signing bonus of 200,000 shares, and the first year option of 150,000 restricted shares of common stock
shall   have   an   exercise   price   of  $0.50/share being  the fair market
value of Meridian Holdings, Inc. common stock as of the date of such grant. The terms and conditions of such options shall be governed by a Stock
Option Agreement between the Company and Executive, as earlier filed in the 1999 proxy Statement of Meridian Holdings, Inc., incorporated herein by reference. As of this report, Mr. Lyon has not exercised his stock option or received any awards of his grants.

Mr. Lyon has not exercised any of his stock option as of this filing, nor Has he received any bonus or other awards as per the terms of this agreement, since they will be determined at the end of the fiscal year 2000, and payable within 90 days after the end of the fiscal year if any, and whatever remains of this option will be reported in the year 2000 annual report of Meridian Holdings, Inc.

                          PRINCIPAL  SECURITY  HOLDERS

The following tables set forth information regarding the beneficial owners of our common stock, as of September 30, 2000, by the following individuals or groups:
     Each  of  our  executive  officers;
     Each  of  our  directors;
     Each person, or group of affiliated persons, whom we know beneficially owns more than 5% of our outstanding stock; and All of our directors and executive officers as a group.

Except as otherwise noted, and, to the best of our knowledge, the persons named in this table have sole voting and investing power with respect to all of the shares of common stock held by them. As of the table date we had

11,000,000  common  shares  outstanding.

Name  and                        Amount  and  Percent   of  Class              of  Class
Address  of                      Nature  of   Before    After                  After
Beneficial                       Beneficial   the       the                    the
Owner                            Ownership    Offering  Offering (Maximum)     Offering (Minimum)
Anthony  C.  Dike (1)(2)          9,250,000       60%     51%                    59.6%
4127  West  62nd  Street
Los  Angeles,  CA  90043

Meridian  Holdings,  Inc.(2)(3)   5,100,000       34%     29%                    33.8%
900  Wilshire  Blvd,  #500
Los  Angeles,  CA  90017

MMG  Investments,  Inc.(2)          900,000        6%      5%                     5.9%
4127  West  62nd  Street
Los  Angeles,  CA  90043

Named  Officers  and               9,250,000      60%     51%                    59.6%
Directors  As  a  Group

(1)     Officer  or  Directors' 9,250,000 shares of Common Stock listed includes the
        4,250,000 shares of Common Stock options granted as if they were all exercised
(2)     Anthony  C.  Dike,  is  a  majority  shareholder.
(3)     Including their shareholders; excluding their directors, officers, and affiliates.

                          DESCRIPTION  OF  SECURITIES

COMMON STOCK
We are authorized to issue up to 100,000,000 shares of common stock, no par value, of which 11,000,000 shares were issued and outstanding as of September
30,  2000.   All  outstanding   shares  of  our  common  stock  are  fully  paid
and nonassessable and the shares of our common stock offered by this prospectus will be, upon issuance, fully paid and nonassessable. The following is a summary of the material rights and privileges of our common stock.

PREFERRED STOCK
We authorized 20,000,000 shares of preferred stock, with no par value. No shares of preferred stock have been issued.

VOTING.
Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, including the election of directors. The holders of more than 50% of the voting power of our common stock issued and outstanding and entitled to vote and present in person or by proxy, together with any preferred stock issued and outstanding and entitled to vote and present in person or by proxy, constitute a quorum at all meetings of our shareholders. The vote of the holders of a majority of our common stock present and entitled to vote at a meeting, together with any preferred stock present and entitled to vote at a meeting, will decide any question brought before the meeting, except when California law, our Articles of Incorporation, or our bylaws require a greater vote and except when California law requires a vote of any preferred stock issued and outstanding, voting as a separate class, to approve a matter brought before the meeting. Holders of our common stock do not have cumulative voting for the election of directors.

DIVIDENDS.
Holders of our common stock are entitled to dividends when, as and if declared by the Board of Directors out of funds available for distribution. The payment of any dividends may be limited or prohibited by loan agreement provisions or priority dividends for preferred stock that may be outstanding.

On  December  10,  1999, as provided in Article IV of this Company's Articles of
Incorporation,   as  amended,   this  Company   has   one   hundred  million
(100,000,000) shares of common stock authorized and as of December 7, 1999, an aggregate of one hundred thousand (100,000) shares of common stock were issued and outstanding. The Board of Directors by way of a written consent declared a stock dividend of one hundred (100) shares of common stock for every one (1) share of common stock currently issued and outstanding, to be payable to shareholders of record as of December 30th, 1999. Meridian Holdings, Inc., the 51% owner of the outstanding shares of the Company's common stock declared a dividend simultaneously to all its shareholders of record who owns a share in Meridian Holdings, Inc., to receive five (5) shares of common stock of InterCare.com-dx.

PREEMPTIVE RIGHTS.
The holders of our common stock have no preemptive rights to subscribe for any additional shares of any class of our capital stock or for any issue of bonds, notes or other securities convertible into any class of our capital stock.

LIQUIDATION.
If we liquidate or dissolve, the holders of each outstanding share of our common stock will be entitled to share equally in our assets legally available for distribution to our shareholders after payment of all liabilities and after distributions to holders of preferred stock legally entitled to be paid distributions prior to the payment of distributions to holders of our common stock.

TRANSFER  AGENT.
Corporate Stock Transfer of Denver, Colorado will serve as our transfer agent. Telephone number 303-282-4800.


                        SELLING SECURITY HOLDERS

There are no selling security holders in this offering.

                         PLAN OF DISTRIBUTION

We offer the right to subscribe for up to 2,500,000 shares at the offering price of $10.00 per share, through our directors and officers, as well as broker/dealers. Corporate Stock Transfer of Denver is our Escrow agent.

The estimated broker/dealer compensation for distributing our common stock is $1.00 per share or $2,500,000 if the maximum shares are sold. No payment will be made to our Directors and officers for selling the shares of our common stock, pursuant to this offering.

We offer the right to subscribe for up to 2,500,000 shares at the offering price of $10 per share. We are offering the shares directly on a best efforts, 100,000 share minimum basis. No compensation is to be paid to any person for the offer and sale of the shares unless we retain a broker who is also a professional underwriter.

Our directors and officers plan to distribute prospectuses related to this offering. We estimate up to 500 prospectuses will be distributed in such a manner to acquaintances, friends and business associates.

Although our directors and officers are associated persons of us as that term is defined in Rule 3a4-1 under the Exchange Act, they are deemed not to be a broker for the following reasons:

They are not subject to a statutory disqualification as that term is  defined in
Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities. They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

They are not an associated person of a broker or dealers at the time of their participation in the sale of our securities.

 -   They  will  restrict  their  participation  to  the  following  activities:

          Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;

          Responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

          Performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by us for the sale of securities being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Investors in this offering must make their own decisions regarding whether to hold or sell their shares. We will not exercise any influence over your decisions.

The common stock offered by this prospectus is being offered by the Company and the will be no selling shareholders. Such common stock may be sold or distributed from time to time by Company, or by dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered hereby may be effected in one or more of the following methods:

    -  ordinary  brokers'  transactions;

    - transactions involving cross or block trades or otherwise on the NASDAQ National Market;

    - purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

    - "at the market" to or through market makers or into an existing market for the common stock;

    - in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

    -  in  privately  negotiated  transactions;  or

    -  any  combination  of  the  foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholders and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions).

ANY LICENSED BROKER-DEALERS WHO ACT IN CONNECTION WITH THE SALE OF THE SHARES HEREUNDER MAY BE DEEMED TO BE "UNDERWRITERS" WITHIN THE MEANING OF THE SECURITIES ACT, AND ANY COMMISSIONS THEY RECEIVE AND PROCEEDS OF ANY SALE OF THE SHARES MAY BE DEEMED TO BE UNDERWRITING DISCOUNTS AND
COMMISSIONS  UNDER  THE  SECURITIES  ACT.

InterCare.com-dx can not presently estimate the amount of such compensation. InterCare.com-dx knows of no existing arrangements between any selling shareholders, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. At a time particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling shareholders and any other required information.

InterCare.com-dx will pay all of the expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. InterCare.com-dx has also agreed to indemnify the selling shareholders and certain related persons against certain liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of InterCare.com-dx, InterCare.com-dx has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

InterCare.com-dx has advised its directors and officers that during such time as they may be engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby.

InterCare.com-dx will pay all of the expenses incident to the registration, offering and sale of the shares to the public including commissions or discounts of broker-dealers or agents.

TERMS OF SALE OF THE SHARES

We will be selling our shares on a 100,000 share minimum 2,500,000 share maximum basis. Until we have sold at least 100,000 shares, we will not accept subscriptions for any shares. All proceeds of this offering will be deposited in a non-interest bearing escrow account with Corporate Stock Transfer Inc. If we are unable to sell at least 100,000 shares before the offering ends, we will return all funds, without interest, to subscribers as soon as practicable after the ending of this offering. We have the right to completely or partially accept or reject any subscription for shares offered in this offering, for any reason or for no reason. The offering will remain open until all shares offered in this offering are sold or nine months after the date of this prospectus, except that we will have only 180 days to sell at least 100,000 shares. We may decide to cease selling efforts at any time prior to such date. If this offering is oversubscribed, we may consider whether or not you expect to hold the shares purchased in this offering long term in determining whether and to what extent we will accept your subscription. We anticipate having one or more closings of this offering, the first of which cannot be held until we are able to sell at least 100,000 shares. After that, we could have multiple closings whenever we receive and accept new subscriptions.

METHOD OF SUBSCRIBING

Persons may subscribe by filling in and signing the subscription agreement And delivering it, prior to the expiration date, to us. The subscription price of $10.00 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to our order.

EXPIRATION  DATE

This  offering  will  expire  180  days  from  the  date  of  this  prospectus.

KEY  TERMS  OF  ESCROW  AGREEMENT

Under  the  terms  of  our  escrow  agreement with Corporate Stock Transfer Inc.

- proceeds from the sale of shares will be deposited into a non-interest bearing account until the minimum offering amount is sold;

- in the event the proceeds are insufficient to meet the 100,000 share minimum requirement, proceeds will be returned directly to investors by the escrow agent, without interest and without any deduction for expenses including escrow agent fees;

- the escrowed proceeds are not subject to claims by our creditors, affiliates, associates, or underwriters until the proceeds have been released to us under the terms of the escrow agreement; and

- the regulatory administrator of any state in which the offering is registered has the right to inspect and make copies of the records of the escrow agent relating to the escrowed funds in the manner described in the escrow agreement.

                                 LEGAL MATTERS


The validity of the common stock offered hereby will be passed upon for us by Bryan Cave, LLP, Irvine, California.

                                    EXPERTS

The financial statements incorporated in this prospectus represents the two consecutive year audited annual financial statements of InterCare.com-dx, Inc. (formerly, Inter-Care Diagnostics, Inc.)for the year ended December 10, 1998 and 1999 respectively, and have been so incorporated in reliance on the report of Andrew M. Smith, independent accountant, given on the authority of Mr. Smith, CPA, as an expert in auditing and accounting.

                 WHERE  YOU  CAN  FIND  MORE  INFORMATION  ABOUT  US

This prospectus is a part of a registration statement on Form SB-2 filed by us with the SEC under the Securities Act. This Prospectus omits certain information contained in the registration statement, and we refer you to the registration statement and to the exhibits to the registration statement for additional information about the common stock and us.

We upon registration, will file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's public reference rooms located at it's regional offices in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the operation of public reference rooms. You can also obtain copies of this material from the SEC's Internet web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

                             InterCare.com-dx, Inc.
                              Financial Statements
                        And Independent Auditor's Report
                              As of December 31, 1999

                    Table  of  Contents


                                                                   Page
Independent  Auditor's  Report                                      42
Audited  Financial  Statements:
Balance  Sheet                                                      43
Statements  of  Operations                                          44
Statements  of  Changes  in  Stockholders'  Equity                  45
Statements  of  Cash  Flows                                         46
Notes  to  Financial  Statements                                    47
Supplemental Information                                            52


INDEPENDENT  AUDITOR'S  REPORT

To  the  Board  of  Directors
InterCare.com-dx,  Inc.

I  have  audited  the  accompanying  balance  sheet  of  InterCare.com-dx,  Inc.
as of December 31, 1998 and 1999 respectively, and the related statements of changes in stockholders' equity, operations, and cash flows for the years ended December 31, 1998 and 1999. These financial statements are the responsibility of the Company's management.

My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InterCare.com-dx, Inc. and the results of its operations and its cash flows for the Years ended December 31, 1998 and 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. However, the Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Andrew  M  Smith,  CPA
Long  Beach,  California, 90807
December 15,  2000

                               INTERCARE.COM-DX, INC.

                    Balance Sheet As At December 31st





                                                                    1998             1999
                                                                  =========         ========
ASSETS

Current assets
    Cash . . . . . . . . . . . . . . . . . . . . . . . .            36,785              864
    Accounts Receivable. . . . . . . . . . . . . . . . .            47,672
    Inventory. . . . . . . . . . . . . . . . . . . . . .               988           83,339
    Prepaid Advertising  . . . . . . . . . . . . . . .                               11,700
                                                                  --------          --------
Total Current Assets . . . . . . . . . . . . . . . . . .            85,445           95,903

Fixed assets (Net) . . . . . . . . . . . . . . . . . . .            13,206              253
                                                                   --------         ---------
Total Assets . . . . . . . . . . . . . . . . . . . . . .            98,651           96,156
                                                                   =========        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accrued liabilities  (3,1) . . . . . . . . . . . . .             8,768                -
                                                                     -----         --------
Total Current Liabilities. . . . . . . . . . . . . . . .             8,768

Long term liabilities (3). . . . . . . . . . . . . . . .           454,932                -
                                                                 ---------         --------
Total Liabilities. . . . . . . . . . . . . . . . . . . .           463,700                -
                                                                 ---------         --------
Stockholders' equity

  Common stock, no par value per share;
     100,000,000 shares authorized; 4,900,000
     and 11,000,000 shares for 1998 and 1999 respectively
     issued and outstanding adjusted for 100:1 stock split. . . . . 75,000          650,628
Additional paid-in capital
Accumulated Deficit. . . . . . . . . . . . . . . . . . .          (440,049)        (554,472)
                                                                  --------          --------
Total Equity                                                      (365,049)          96,156
                                                                  --------          --------
Total Liabilities & Equity . . . . . . . . . . . . . . .            98,651           96,156
                                                                 =========          ========

The  accompanying  notes  are  an  integral  part  of  this  statement.

                               INTERCARE.COM-DX, INC.

                             Statement of Operations

                        Year  ending  on  as  of  December  31,


                                         1998        1999
                                         =====       =====
Revenue                                13,795       6,629
                                      --------     -------
Cost of Goods Sold                        289         252
                                     ---------     -------
Gross Profit                           13,506       6,377
                                     ---------     -------
Amortization & Depreciation Expense    13,504      13,505
General, Sell & Administrative         62,829     107,295
 Stock issued for services                -          -
                                    -----------  ----------
Total Operating Expenses               76,333     120,800
                                     -----------  ----------
(Loss) Income Before Interest and
Income taxes . . . . . . . . . . . .  (62,827)   (114,423)


Interest Income                           -          -
Interest Expense                          -          -
                                       --------  --------
(Loss) Income Before Income taxes     (62,827)   (114,423)

                                    -----------  ----------
Net (Loss) Profit                     (62,827)   (114,423)
                                    -----------  ----------

Weighted average number of shares    4,900,000  11,000,000

Net loss per common share              (0.013)     (0.010)



The  accompanying  notes  are  an  integral  part  of  this  statement.

                               INTERCARE.COM-DX, INC.


                  Statement of Changes in Stockholders' Equity






                                             Common Stock                     Accumulated         Total
Transaction and Date                            Shares           Amount        Deficit           Equity
                                             ============       =======       =========        =========
Inception Through December 1998 (1)           4,900,000         $75,000         $(377,222)       (302,222)

Net Loss Year Ended 12/31/98                                                      (62,827)        (62,827)

                                            ------------       --------         --------         --------
Balance December 31, 1998                     4,900,000          75,000         $(440,049)       (365,049)


Sold 51% to Meridian Holdings, Inc.(1)       5,100,000          575,628                           575,628
(includes assumption of long
term debts in the amount of $504,932 and
cash contributions of $58,996,and
Banner advertisements  of $11,700)

December 10, 1999, issued to A.C. Dike (1)
For services                                  1,000,000

Net Loss Year Ended 12/31/99                                                   (114,423)         (114,423)

                                             ----------       --------         --------          ----------
Balance December 31, 1999 . . . . . . . .    11,000,000         650,628        (554,472)           96,156
                                             ==========       =========        =========          =========


1.  Adjusted for 100:1 stock split that occurred on December 10, 1999


The  accompanying  notes  are  an  integral  part  of  this  statement.

                               INTERCARE.COM-DX, INC.

                             Statement of Cashflows
                         For the Year Ended  December 31



                                                            1998               1999
                                                            ======             ======
CASH  FLOWS  FROM  OPERATING  ACTIVITIES

Net  loss                                                     $ (62,827)         $(114,423)
Adjustments  to  reconcile  net  loss  to  net  cash  used
     in  operating  activities:
     Depreciation                                                13,504             13,505
     **                                                                                  -

Changes  in  assets  and  liabilities:

     Decrease  in  accounts  receivable                              -              47,672
     increase  in  inventory                                       (988)           (82,351)
     Increase in prepaid and deferred expenses                                     (11,700)
     Decrease in current liabilities                                                (8,768)
     Decrease  in  SBA  note  payable                            (1,515)
     Increase  in  note  payable  -  MMG  investment             50,190
     Increase  in  loan  from  MMG  investment                    2,316
                                                                -------            -------
NET  CASH  USED  IN  OPERATING  ACTIVITIES                          680           (156,065)
                                                                 -------            -------

CASH  FLOW  FROM  INVESTING  ACTIVITIES

     Purchase  of  equipment                                       (759)                 -
                                                                 ------            -------
NET  CASH  USED  IN  INVESTING  ACTIVITIES                         (759)

CASH  FLOWS  FROM  FINANCING  ACTIVITIES
     Capital contributions from shareholders                                        58,996
     Proceeds from long-term debt                                                   75,000
     Retirement of Long-term debt                                                  (13,852)
                                                                 ------            -------

NET  CASH  PROVIDED  BY  FINANCING  ACTIVITIES                        -            120,144
                                                                  ------           -------
NET  DECREASE  IN  CASH                                             (79)           (35,921)

CASH  AT  BEGINNING OF PERIOD                                    36,864             36,785
                                                               ----------           -------
CASH  AT  END  OF  PERIOD                                      $ 36,785              $ 864
                                                               ==========           =======

NONCASH INVESTING AND FINANCING ACTIVITIES

1. During the fiscal year the company issued 5,100,000 shares to Meridian Holdings, Inc., in exchange for liquidation of debt in the amount of $504,932, cash of $58,996 and prepaid banner advertisement of $11,700 by Meridian Holdings, Inc.

2. For the year ended December 31, 1998 and 1999, Anthony C. Dike was issued a total of 500,000 and 1,000,000 shares of common Stock respectively (adjusted for 100:1 Stock split) at $0.002 per share, as a form of payment for services rendered to the registrant.

Also, 500,000 shares of common stock options (adjusted for 100:1 stock split) were granted in 1998 with an exercise price of $0.002/share to Anthony C. Dike. No stock options were granted in for the year ended December 31, 1999.

The value of the common stock of the registrant was not determinable at the time of these issuance, and a value of $0.002 per share was used as the fair value of services rendered during the period.

Because the amounts were considered immaterial, they were not reflected in the Accompanying statements of Income and cashflows for the reported period.



The  accompanying  notes  are  an  integral  part  of  this  statement.

                               INTERCARE.COM-DX, INC.

                        Notes to the Financial Statements

Note 1.  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES

InterCare.com-dx, Inc., formerly known as Inter-Care Diagnostics, Inc., is organized in the State of California to pursue bio-medical software development, as well as Internet based healthcare transactions, contents and programs development.

The Company was originally incorporated in 1991 for the purpose of operating a medical diagnostics laboratory and engaging in various medical services to clients. Recently, the Company has been devoting substantially all its efforts to establishing a new business entity that develops software for the healthcare industry and other related activities over the Internet.

Estimates.

The   preparation   of   financial  statements  in  conformity  with
generally  accepted accounting principles requires management to make  estimates
and   assumptions  that   affect  certain   reported  amounts   and  disclosures
Accordingly,  actual  results  could  differ  from  those  estimates.

Account Receivable

The Company recognizes account receivable to the extent that revenues have been earned, and collections are reasonably assured.

Inventory.

Inventories consisting of purchased biofeedback amplifiers and accessories, Sentinel Pro Software Security Keys, software packaging, and collateral materials, are stated at the lower of cost or market, utilizing the first-in, first-out (FIFO) method of valuation. Substantially all of these items were purchased from MMG Investments, a related party, in exchange for cash. The purchase price was substantially the same as one negotiated at arms length.

Included  in inventories  are  certain  prepackaged software programs which were
on  consignment.   The  consignee  keeps  40%  of  the  gross  selling  price of  the  product  and  remits  the  remaining  60%  to  the  Company.
Until September 10, 1999, substantially all of the consigned inventories were held by MMG Investments (a related party).
Inventories were consigned to take advantage of existing distribution outlets, to minimize storage costs, and to maximize exposure to the market as quickly as possible.

Inventories consists of the following:

Inventory Item (1)                                      Book Value
Biofeedback Amplifiers and Accessories                  $55,000
Sentinel Pro Software Security Keys                       2,200
Packaging and Collateral Materials                        4,500
Prepackaged software programs                            21,639
                                                        --------
                                        Total           $83,339
                                                        ========

Both the Biofeedback Amplifiers and the Sentinel Pro Software Security Keys are
configured to work with the latest version of the Mirage Systems Biofeedback
Software program. These inventories represents spare parts for Biofeedback equipment.
This equipment is the only equipment approved by  FDA for use with the Company's biofeedback training software.  The Company is the sole source supplier for spare parts and as such establishes the market price.

Property and Equipment

Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred. Major renewals and betterments are capitalized. When items of property are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any resultant gain or loss is included in the results of operation.

Capital assets are depreciated by the straight-line method over estimated useful lives of the related assets, normally five (5) to seven (7) years.

Property and equipment consists of the following as of December 31, 1999 and 1998:


                                                  1999            1998
                                                 =====           =====
Computer Hardware & Software                      $56,967      $56,415
Less:  Accumulated  Depreciation                   56,714       43,209
                                                 -------       -------
                                                  $   253      $13,206
                                                 ========       =======


The company depreciates it's assets over their estimated useful lives (generally 5-7 years), using the straight-line method of depreciation. It is the policy of the company to charge  a  half year depreciation in  the year  of  acquisition. Depreciation expense was $13,505 and $13,506 for the years ended December 31, 1999 and 1998 respectively.

Advertising

The company has the policy of expensing advertising costs as incurred. There were no advertising costs charged to expense for the years ended December 31, 1998 and 1999.

Stock-based Compensation

Non  Employee  Stock-based  compensation   plans   are  recorded  at fair value
measurement criteria as described in SFAS 123, "Accounting for Stock-Based Compensation", and EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services"

Employee Stock-based compensation plans are accounted for, using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock issued to Employees". Under this method, compensation cost is recognized based on the excess of the fair value at the grant dates for awards under those plans, as determined by the Company's officers and directors.

Recognition of Revenues.

Revenues from sale of software are recorded upon delivery and installation of software at customer sites. The company provides a limited amount of post-contract customer support (PCS) at no additional charge Pursuant to SOP 97-2, the value of the PCS component of any sale is estimated based on vendor specific evidence of fair value (i.e. catalogue price). Revenues in respect of the value of the PCS, are recognized as earned ratably over the PCS period (generally 90 days).

The company provides software implementation and professional services for all its enterprise software sold to its clients on a contractual basis.

Professional services are billed on either an hourly rate or flat rate basis, and revenues recognized ratably over the service period, or upon completion of related services.

Reimbursable expenses incurred on behalf of the customer are billed to the customer, and credited against the applicable expense.

The customer has the option to purchase an implementation services from the Company. Revenues from implementation services contracts are deferred and recognized as earned as services are performed in contracts with hourly billing terms; and as related services are performed or expiration of the terms of the contract in flat rate contracts.

The customer has the option to purchase a maintenance contract from the Company., Revenues from maintenance component are deferred and brought recognized income ratably over the maintenance service period. Currently, there are no such contracts in existence. The Company's proposed maintenance charges as based on vendor specific evidence of fair value.

Software Development Cost

Software development costs are charged to current operations

Fair  Value  of  Financial  Instruments  and  Concentration  of  Credit  Risk.

The carrying amounts of cash, receivables, prepaid banner advertisements fees by Meridian Holdings, Inc. (the parent company), accounts payables and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

Deferred  Costs   Related  To  Proposed  Public  Offering.

Costs incurred in connection with the proposed public offering of common stock have been deferred and will be charged against capital if the offering is successful or against operations if it is unsuccessful.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, excluding commissions and fees payable to the Escrow Agent and broker/dealers are as follows:

Registration  Fee                                                $ 6,600.00
Legal  Fees  and  Expenses                                        10,000.00
Accounting  Fees  and  Expenses                                    2,000.00
Printing                                                             240.00
Miscellaneous  Expenses                                              820.80
         Total                                                   $ 19,560.80
                                                                  ==========

Income  Taxes.

The Company has made no provision for income taxes because of accumulated business and tax losses since its inception.

Basic and Diluted Net  Loss  Per  Common  Share.

In accordance with SFAS No. 128, "Computation of Earnings Per Share," basic Earnings/(loss) per share is computed by dividing the net earnings available to Common stockholders for the period by the weighted average number of common shares outstanding during the period.

For purposes of computing the weighted average number of shares, all stock issued with regards to the founding of the Company is considered to be "cheap stock" as defined in SEC Staff Accounting Bulletin 4D and is therefore counted as outstanding for the entire period.

Common equivalent shares, consisting of incremental common shares issuable upon the exercise of stock options and warrants are excluded from diluted earnings per share calculation if their effect is anti-dilutive.

Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which was amended by SFAS No. 137. The
Company is required to adopt this new standard in April 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because the Company currently holds no derivative financial instruments and does not currently engage in hedging activities, adoption of SFAS No. 133 is expected to have no material impact on the Company's financial condition or results of operations.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on Costs of Start-up Activities" ("SOP 98-5"), which is effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires that costs of start-up activities and organization costs be expensed as incurred. The adoption of SOP 98-5 had no material effect on the Company's financial position or results of operations.

The Company adopted SFAS No. 130, "Reporting Comprehensive Income." For year-end financial statements, SFAS No. 130 requires that comprehensive income, which is the total of net income and all other non-owner changes in equity, be displayed in a financial statement with the same prominence as other consolidated financial statements. The Company displays the components of other comprehensive income in the accompanying statements of stockholders' equity and comprehensive income (loss).

The  Company  has  adopted  SFAS  No.  101,  "Revenue  Recognition."
This rule stipulates that revenue be recognized when the purchase price for the product is fixed and determined between the seller and the buyer, and the collectibility is reasonably assured. This policy will not have a material impact on the companies financial position or results of operation.

Note 2.  GOING  CONCERN  CONTINGENCY

The Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to begin any significant operations, the Company will have to pursue other sources of capital, such as additional equity financing. There is no
assurance that the Company will be able to  obtain such financing.   The
accompanying   financial   statements   do  not  include  any adjustments
that  might  result  from  the  outcome  of  this  uncertainty.

Note 3.  RELATED  PARTY  TRANSACTIONS

For the year ended December 31, 1998 and 1999, Anthony C. Dike was issued a total of 500,000 and 1,000,000 shares of common Stock respectively (adjusted for 100:1 Stock split) at $0.002 per share, as a form of payment for services rendered to the registrant.

Also, 500,000 shares of common stock options (adjusted for 100:1 stock split) were granted in 1998 with an exercise price of $0.002/share to Anthony C. Dike. No stock options were granted in for the year ended December 31, 1999.

The value of the common stock of the registrant was not determinable at the time of these issuance, and a value of $0.002 per share was used as the fair value of services rendered during the period.

Because the amounts were considered immaterial, they were not reflected in the Accompanying statements of Income and cashflows for the reported period.

On March 14th, 2000, the board of directors and shareholders approved the 2000 Stock option plan. Anthony C. Dike, was granted option to purchase 250,000 shares of Common Stock, as per the 2000 Incentive Stock Option Plan.

Also, in February 1991, the Board of Directors authorized the issuance of 900,000 shares of common stock (adjusted for 100:1 stock split) to MMG Investments, Inc., in consideration for an aggregate of $75,000 equity investment in the Company.

Inventories valued at $61,700 were purchased from MMG Investments, a related party, during the fiscal year ended in December 31, 1999. There were no special concessions, and the transaction was substantially the same as one negotiated at arms length.

During the fiscal year ended December 31, 1999 the company issued 5,100,000 shares (adjusted for 100:1 stock split) to Meridian Holdings, Inc., an affiliated Company in exchange for the assumption of long term debt in the amount of $504,932 and cash contribution of $58,996, in addition to the sum of $11,700 representing the value of pre-paid banner advertisement and promotions of the registrants product on Meridian Holdings, Inc., operated websites. The fair value of the banner advertisement is based on a pricing schedule published by Meridian Holdings, Inc. as of December 1999.

In  January  2000,  the  shareholders  of  Meridian  Holdings,  Inc,  the parent
Company, approved the employment of Mr. Russ Lyon as our President and Chief Technology Officer.

The following are the significant terms of compensation package given to Mr. Russ Lyon, as the President and Chief Technology officer of InterCare.com-dx, Inc., by Meridian Holdings, Inc., as reported in the 1999 annual report of Meridian Holdings, Inc., filed on 2/15/2000.

1.  Base  salary  is  $100,000  per  year  for  two  years

2. Executive shall be entitled to earn a bonus with respect to each year of the Term during which Executive is employed under the Employment Agreement up to $25,000 (prorated for partial years) based upon certain criteria being met, and at the discretion of the board of directors.

As an additional element of compensation to Executive, in consideration of the services to be rendered hereunder, the PARENT COMPANY shall grant to Executive options to purchase 500,000 restricted shares of the PARENT COMPANY'S common stock, 150,000 of which shall have an exercise price equal to the fair market value of such stock on the date hereof, and the remaining 350,000 options which represents a signing bonus of 200,000 shares, and the first year option of 150,000 restricted shares of common stock
shall   have   an   exercise   price   of  $0.50/share being  the fair market
value of Meridian Holdings, Inc. common stock as of the date of such grant. The terms and conditions of such options shall be governed by a Stock
Option Agreement between the Company and Executive, as earlier filed in the 1999 proxy Statement of Meridian Holdings, Inc., incorporated herein by reference. As of this report, Mr. Lyon has not exercised his stock option or received any awards of grants.

Mr. Lyon has not exercised any of his stock option as of this filing, nor has he received any bonus or other awards as per the terms of this agreement, since they will be determined at the end of the fiscal year 2000, and payable within 90 days after the end of the fiscal year if any, and whatever remains of this option will be reported in the year 2000 annual report of Meridian Holdings, Inc. Mr. Lyon's employment agreement is effective as of November 1, 1999 and compensation expense of $16,667 has been included in the 1999 financial Statements.

Note 4. STOCK-BASED COMPENSATION

Stock-based compensation plans are accounted for, using the intrinsic value Method Prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock issued To Employees". The following financial statements includes 500,000 shares of Common Stock (adjusted for 100:1 stock split) issued in 1998 and 1,000,000 shares of Common Stock (adjusted for 100:1 stock split)issued in 1999 respectively to Anthony C. Dike as a form of payment for services.
Also, 500,000 shares of common stock options (adjusted for 100:1 stock split) were granted in 1998 at $0.002/share to Anthony C. Dike. No Stock option was granted for the period ended December 31, 1999.

The value of the common stock of the registrant was not determinable at the time of these issuance, and a value of $0.002 per share was used as the fair value of services rendered during the period.

Because the amounts were considered immaterial, they were not reflected in the Accompanying statements of Income and cashflows for the year ended December 31, 1999.

Note  5.  MERIDIAN  HOLDINGS,  INC.,  ADVERTISEMENT  PROGRAM

Significant terms and conditions for the said pre-paid banner advertisement is that Meridian Holdings, Inc., through its Capnet Gateway Online Services will offer a 25,000 advertisement view at $225 per week to InterCare.com-dx. The advertisement banners will be prominently displayed at the top of each page the term of the agreement is for one year, and renews automatically unless the InterCare.com-dx, Inc., defaults in payment or Meridian at its own sole discretion decide to discontinue the said advertisement offering for any reason.

                              SUPPLEMENTAL INFORMATION


                               INTERCARE.COM-DX, INC.

Balance Sheet (Unaudited)

As of September 30,



                                                                   2000          1999
                                                                   ====          ====
ASSETS

Current assets
    Cash . . . . . . . . . . . . . . . . . . . . . . . .           $ 1,148    $ 17,403
    Accounts Receivable (Note 3). .  . . . . . . . . . .           180,000      48,061
    Inventory. . . . . . . . . . . . . . . . . . . . . .            83,339      83,339
    Other Assets . . . . . . . . . . . . . . . . . . . .            11,700      12,200
                                                                  ---------    --------
Total Current Assets . . . . . . . . . . . . . . . . . .           276,187     161,003

Fixed assets (Net) . . . . . . . . . . . . . . . . . . .            10,836       3,629
Deferred Public Offering Costs                                      13,000
                                                                   --------     -------
Total Assets . . . . . . . . . . . . . . . . . . . . . .          $300,023    $164,632
                                                                   ========     =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts Payable . . . . . . . . . . . . . . . . . .          $293,173  $
                                                                   -------      ------

Total Current Liabilities. . . . . . . . . . . . . . . .           293,173

Long term liabilities (3). . . . . . . . . . . . . . . .
                                                                 ---------     -------
Total Liabilities. . . . . . . . . . . . . . . . . . . .           293,173
                                                                 ---------     -------
Stockholders' equity

  Common stock, no par value per share;
     100,000,000 shares authorized;   11,000,000 shares
      issued and outstanding . . . . . . . . . . . . . .            650,628   650,628
Additional paid-in capital
Accumulated Deficit. . . . . . . . . . . . . . . . . . .           (643,778) (485,996)
                                                                   --------- --------
Total Stockholders' Equity                                            6,850   164,632
                                                                   --------- --------
Total Liabilities & Equity . . . . . . . . . . . . . . .           $300,023  $164,632
                                                                  ========== =========

The  accompanying  notes  are  an  integral  part  of  this  statement.

                                    INTERCARE.COM-DX, INC.

                             Statement of Operations (Unaudited)

                                  Nine Months Ended September 30,


                                                      2000      1999

Revenue  (Note 3)                                 $180,000       $6,276
                                                   -------      ------
Cost of Goods Sold                                      -            -
                                                   -------      ------
Gross Profit                                       180,000        6,276
                                                   -------      -------
Amortization & Depreciation Expense                    570        6,752
General, Sell & Administrative                     268,736       44,613
 Stock issued for services                               -           -
                                                   --------     -------
Total Operating Expenses                           269,306       51,365
                                                   --------     -------
(Loss) Income Before Interest and
Income taxes . . . . . . . . . . . . .            (89,306)     (45,089)


Interest Income                                         -           43
Interest Expense                                        -            -
Other Expense                                           -       (1,340)
                                                 ---------     --------
(Loss) Income Before Income taxes                ( 89,306)     (46,385)
                                                 ----------  ----------
Net (Loss) Profit                                ( 89,306)     (46,385)
                                                 ----------  ----------

Weighted average number of shares              11,000,000    11,000,000

Net loss per common share                          (0.008)      (0.004)


The  accompanying  notes  are  an  integral  part  of  this  statement.

                             Statement of Cashflows
                         For the Nine Months Ended September 30,



                                                                2000               1999
                                                                ======             ======
CASH  FLOWS  FROM  OPERATING  ACTIVITIES

Net  loss                                                    $ (89,306)          $(46,385)
Adjustments  to  reconcile  net  loss  to  net  cash  used
     in  operating  activities:
     Depreciation                                                  570              6,752

Changes  in  assets  and  liabilities:
     Increase (decrease) in current liabilities               $293,173             (8,768)
Increase in Accounts Receivable                               (180,000)         (   389)
Decrease  in  Inventories                                        -                (82,351)
Increase in Other Current Assets                                                  (12,200)
                                                                -------           --------
NET  CASH  USED  IN  OPERATING  ACTIVITIES                       24,437          (143,341)
                                                                -------          ---------
CASH  FLOW  FROM  INVESTING  ACTIVITIES
     Purchase  of  equipment                                    (11,153)
     Disposal of equipment                                                          3,815
                                                                 ------            -------
NET  CASH  USED  IN  INVESTING  ACTIVITIES                      (11,153)            3,815

CASH  FLOWS  FROM  FINANCING  ACTIVITIES
     Capital contribution from shareholders                                         58,996
     Proceeds from long-term debt                                                   75,000
     Retirement of long-term debt                                                  (13,852)
     Deferred Offering Costs                                    (13,000)

PROCEEDS FROM LONG TERM DEBT                                          -
                                                                 -------           -------
NET  CASH  PROVIDED  BY  FINANCING  ACTIVITIES                  (13,000)           120,144
                                                                 -------           -------
NET  DECREASE  IN  CASH                                             284           (19,382)

CASH  AT  BEGINNING OF PERIOD                                       864            36,785
                                                               ----------          -------
CASH  AT  END  OF  PERIOD                                      $  1,148          $ 17,403
                                                               ==========          =======

NONCASH INVESTING AND FINANCING ACTIVITIES

1.   During  the  fiscal  year  the  company issued 5,100,000 shares to Meridian
Holdings, Inc., in exchange for liquidation of debt in the amount of $504,932, cash of $58,996 and prepaid banner advertisement of $11,700 by Meridian
Holdings,  Inc.

2. For the year ended December 31, 1998 and 1999, Anthony C. Dike was issued a total of 500,000 and 1,000,000 shares of common Stock respectively (adjusted for 100:1 Stock split) at $0.002 per share, as a form of payment for services rendered to the registrant.

Also, 500,000 shares of common stock options (adjusted for 100:1 stock split) were granted in 1998 with an exercise price of $0.002/share to Anthony C. Dike.
No  stock  options  were  granted  in  for  the  year  ended  December 31, 1999.

The value of the common stock of the registrant was not determinable at the time of these issuance, and a value of $0.002 per share was used as the fair value of services rendered during the period.

Because the amounts were considered immaterial, they were not reflected in the Accompanying statements of Income and cashflows for the reported period.


The  accompanying  notes  are  an  integral  part  of  this  statement.

                               Intercare.com-dx, Inc.
                        Notes to the Financial Statements
                         Nine months Ended September 30, 2000

Note 1.  ORGANIZATION  AND  SIGNIFICANT  ACCOUNTING  POLICIES

Organization. InterCare.com-dx, Inc. formerly known as Inter-Care Diagnostics, Inc., is organized in the State of California to pursue bio-medical software development, as well as Internet based healthcare transactions, contents and programs development.

Estimates.

The   preparation   of   financial  statements  in  conformity  with
generally  accepted accounting principles requires management to make estimates
and   assumptions  that   affect  certain   reported  amounts   and disclosures
Accordingly,  actual  results  could  differ  from  those  estimates.

Account Receivable

The Company recognizes account receivable to the extent that revenues have been earned, and collections are reasonably assured.

Inventory.

Inventories consisting of purchased biofeedback amplifiers and accessories, Sentinel Pro Software Security Keys, software packaging, and collateral materials, are stated at the lower of cost or market, utilizing the first-in, first-out (FIFO) method of valuation. Substantially all of these items were purchased from MMG Investments, a related party, in exchange for cash. The purchase price was substantially the same as one negotiated at arms length.

Included  in inventories  are  certain  prepackaged software programs which were
on  consignment.   The  consignee  keeps  40%  of  the  gross  selling  price of  the  product  and  remits  the  remaining  60%  to  the  Company.
Until September 10, 1999, substantially all of the consigned inventories were held by MMG Investments (a related party).
Inventories were consigned to take advantage of existing distribution outlets, to minimize storage costs, and to maximize exposure to the market as quickly as possible.


Inventories consists of the following:

Inventory Item (1)                                      Book Value
Biofeedback Amplifiers and Accessories                  $55,000
Sentinel Pro Software Security Keys                       2,200
Packaging and Collateral Materials                        4,500
Prepackaged software programs                            21,639
                                                        --------
                                        Total           $83,339
                                                        ========

Both the Biofeedback Amplifiers and the Sentinel Pro Software Security Keys are
configured to work with the latest version of the Mirage Systems Biofeedback
Software program. These inventories represents spare parts for Biofeedback equipment.
This equipment is the only equipment approved by  FDA for use with the Company's biofeedback training software.  The Company is the sole source supplier for spare parts and as such dictates the market price.

Property and Equipment

Property and equipment is recorded at cost. Maintenance and repairs are charged to expense as incurred. Major renewals and betterments are capitalized. When items of property are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any resultant gain or loss is included in the results of operation.

Capital assets are depreciated by the straight-line method over estimated useful lives of the related assets, normally five (5) to seven (7) years.

Property and equipment consists of the following as of September 30, 2000 and 1999 and is summarized as follows:



                                        55


                                                2000            1999
                                               =====           =====
Computer Hardware & Software                      $68,373      $56,967
Less:  Accumulated  Depreciation                   57,537       49,962
                                                  -------      -------
                                                  $10,836      $ 7,005
                                                  ========     =======

The company depreciates it's assets over their estimated useful lives (generally 5-7 years), using the straight-line method of depreciation. It is the policy of the company to charge  a  half year depreciation in  the year  of  acquisition. Depreciation expense was $570 for the nine months  and quarter ended September  30,  2000.


Stock-based Compensation

Non Employee Stock-based compensation plans is recorded at fair value Measurement criteria of SFAS 123, "Accounting for Stock-Based Compensation", And EITF 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services"

Employee Stock-based compensation plans are accounted for, using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock issued to Employees". Under this method, compensation cost is recognized based on the excess of the fair value at the grant dates for awards under those plans, as determined by the Company's officers and directors.

Recognition of Revenues.

Revenues from sale of software are recorded upon delivery and installation of software at customer sites. The company provides a limited amount of post-contract customer support (PCS) at no additional charge Pursuant to SOP 97-2, the value of the PCS component of any sale is estimated based on vendor specific evidence of fair value (i.e. catalogue price). Revenues in respect of the value of the PCS, are recognized as earned ratably over the PCS period (generally 90 days).

The company provides software implementation and professional services for all its enterprise software sold to its clients on a contractual basis.

Professional services are billed on either an hourly rate or flat rate basis, and revenues recognized ratably over the service period, or upon completion of related services.

Reimbursable expenses incurred on behalf of the customer are billed to the customer, and credited against the applicable expense.

The customer has the option to purchase an implementation services from the Company. Revenues from implementation services contracts are deferred and recognized as earned as services are performed in contracts with hourly billing terms; and as related services are performed or expiration of the terms of the contract in flat rate contracts.

The customer has the option to purchase a maintenance contract from the Company., Revenues from maintenance component are deferred and brought recognized income ratably over the maintenance service period. Currently, there are no such contracts in existence. The Company's proposed maintenance charges as based on vendor specific evidence of fair value.

Software Development Cost

Software development costs are charged to operations as incurred.

Fair  Value  of  Financial  Instruments  and  Concentration  of  Credit  Risk.

The carrying amounts of cash, receivables, prepaid banner advertisements by Meridian Holdings, Inc., the parent company, accounts payables and accrued liabilities approximates fair value because of the immediate or short-term maturity of these financial instruments.

Deferred  Costs   Related  To  Proposed  Public  Offering.

Costs incurred in connection with the proposed public offering of common stock have been deferred and will be charged against capital if the offering is successful or against operations if it is unsuccessful.

The estimated expenses of this offering in connection with the issuance and distribution of the securities being registered, all of which are to be paid by the Registrant, excluding commissions and fees payable to the Escrow Agent and broker/dealers are as follows:

Registration  Fee                                                $ 6,600.00
Legal  Fees  and  Expenses                                        13,000.00
Accounting  Fees  and  Expenses                                    3,000.00
Printing                                                             240.00
Miscellaneous  Expenses                                              860.80
                                                                 -----------
         Total                                                  $ 22,600.80
                                                                  ==========

Income  Taxes.

The Company has made no provision for income taxes because of accumulated business and tax losses since its inception.

Basic  and  Diluted  Net  Loss  Per  Common  Share.

In accordance with SFAS No. 128, "Computation of Earnings Per Share," basic Earnings per share is computed by dividing the net earnings available to Common stockholders for the period by the weighted average number of common Shares outstanding during the period.

The net loss per common share is computed by dividing the net loss for the period by the weighted average number of shares outstanding. For purposes of computing the weighted average number of shares, all stock issued with regards to the founding of the Company is considered to be "cheap stock" as defined in SEC Staff Accounting Bulletin 4D and is therefore counted as outstanding for the entire period.

Diluted earnings per share is computed by dividing the net earnings for the period by the weighted average number of common and equivalent shares outstanding during the period.

Common equivalent shares, consisting of incremental common shares issuable upon the exercise of stock options and warrants are excluded from diluted earnings per share calculation if their effect is anti-dilutive.

Recent Accounting Pronouncements

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which was amended by SFAS No. 137. The
Company is required to adopt this new standard in April 2001. SFAS No. 133 establishes methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. Because the Company currently holds no derivative financial instruments and does not currently engage in hedging activities, adoption of SFAS No. 133 is expected to have no material impact on the Company's financial condition or results of operations.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on Costs of Start-up Activities" ("SOP 98-5"), which is effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires that costs of start-up activities and organization costs be expensed as incurred. The adoption of SOP 98-5 had no material effect on the Company's financial position or results of operations.

The Company adopted SFAS No. 130, "Reporting Comprehensive Income." For year-end financial statements, SFAS No. 130 requires that comprehensive income, which is the total of net income and all other non-owner changes in equity, be displayed in a financial statement with the same prominence as other consolidated financial statements. The Company displays the components of other comprehensive income in the accompanying statements of stockholders' equity and comprehensive income (loss).

The  Company  has  adopted  SFAS  No.  101,  "Revenue  Recognition."
This rule stipulates that revenue be recognized when the purchase price for the product is fixed and determined between the seller and the buyer, and the collectibility is reasonably assured. This policy will not have a material impact on the companies financial position or results of operation.

Note 2.  GOING  CONCERN  CONTINGENCY

The Company has minimal capital resources presently available to meet obligations which normally can be expected to be incurred by similar companies, and with which to carry out its planned activities. These factors raise substantial doubt about the Company's ability to continue as a going concern.

In order to begin any significant operations, the Company will have to pursue other sources of capital, such as additional equity financing as represented in Note 6. There is no assurance that the Company will be able to obtain such financing. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note  3.  RELATED  PARTY  TRANSACTIONS

For the year ended December 31, 1998 and 1999, Anthony C. Dike was issued a total of 500,000 and 1,000,000 shares of common Stock respectively (adjusted for 100:1 Stock split) at $0.002 per share, as a form of payment for services rendered to the registrant.

Also, 500,000 shares of common stock options (adjusted for 100:1 stock split) were granted in 1998 at $0.002/share to Anthony C. Dike. No Stock option was granted for the period ended December 31, 1999.

The value of the common stock of the registrant was not determinable at the time of these issuance, and a value of $0.002 per share was used as the fair value of services rendered during the period.

Because the amounts were considered immaterial, they were not reflected in the Accompanying statements of Income and cashflows for the reported period.

On March 14th, 2000, the board of directors and shareholders approved the 2000 stock option plan. Anthony C. Dike, was granted option to purchase 250,000 shares of Common Stock, as per the 2000 Incentive Stock Option Plan.

Also, in February 1991, the Board of Directors authorized the issuance of 900,000 shares of common stock (adjusted for 100:1 stock split) to MMG Investments, Inc., in consideration for an aggregate of $75,000 equity investment in the Company. On December 10th, 1999, a 100:1 stock split occurred, thereby resulting in 900,000 shares post split.

Inventories valued at $61,700 were purchased from MMG Investments, a related party, during the fiscal year ended in December 31, 1999. There were no special concessions, and the transaction was substantially the same as one negotiated at arms length.

During the fiscal year ended December 31, 1999 the company issued 5,100,000 shares (adjusted for 100:1 stock split) to Meridian Holdings, Inc., an affiliated company in exchange for the assumption of long term debt in the amount of $504,932 and cash contribution of $58,996, in addition to the sum of $11,700 representing the value of pre-paid banner advertisement and promotions of the registrants product on Meridian Holdings, Inc., operated websites The fair value of the banner advertisement is based on a pricing schedule published by Meridian Holdings, Inc. as of December 1999.

In  January  2000,  the  shareholders  of  Meridian  Holdings,  Inc,  the parent
Company, approved the employment of Mr. Russ Lyon as our President and Chief Technology Officer.

The following are the significant terms of compensation package given to Mr. Russ Lyon, as the President and Chief Technology officer of InterCare.com-dx, Inc.,by Meridian Holdings, Inc., as reported in the 1999 annual report of Meridian Holdings, Inc., filed on 2/15/2000.

1.  Base  salary  is  $100,000  per  year  for  two  years

2. Executive shall be entitled to earn a bonus with respect to each year of the Term during which Executive is employed under the Employment Agreement up to $25,000 (prorated for partial years) based upon certain criteria being met, and at the discretion of the board of directors.

As an additional element of compensation to Executive, in consideration of the services to be rendered hereunder, the PARENT COMPANY shall grant to Executive options to purchase 500,000 restricted shares of the PARENT COMPANY'S common stock, 150,000 of which shall have an exercise price equal to the fair market value of such stock on the date hereof, and the remaining 350,000 options which represents a signing bonus of 200,000 shares, and the first year option of 150,000 restricted shares of common stock
shall   have   an   exercise   price   of  $0.50/share being  the fair market
value of Meridian Holdings, Inc. common stock as of the date of such grant. The terms and conditions of such options shall be governed by a Stock
Option Agreement between the Company and Executive, as earlier filed in the 1999 proxy Statement of Meridian Holdings, Inc., incorporated herein by reference. As of this report, Mr. Lyon has not exercised his stock option or received any awards of his grants.

Mr. Lyon has not exercised any of his stock option as of this filing, nor has he received any bonus or other awards as per the terms of this agreement, since they will be determined at the end of the fiscal year 2000, and payable within 90 days after the end of the fiscal year if any, and whatever remains of this option will be reported in the year 2000 annual report of Meridian Holdings, Inc. Mr. Lyon has received a total of $49,999.99 in salaries as of the nine months period ended September 30,2000.

On June 30, 2000, the company signed a master value added reseller agreement with Meridian Holdings, Inc., an affiliated Company. Significant terms of this agreement are that the Company will sell, maintain, and implement the MedMaster software programs, on behalf of Meridian Holdings, Inc., in exchange for 40% of net sales proceeds,60% of recurrent revenue from software maintenance and 100% of revenue for implementation. The initial term of this agreement is twelve months. Upon the expiration of such initial term, this Agreement automatically be renews for successive additional terms of one year each, unless either party gives notice of its intention not to renew the agreement at least 60 days prior to the scheduled expiration date. Either party may terminate this agreement if the other party breaches or is in default of any obligation hereunder, including but not limited to the failure to make any payment when due, which default is incapable of cure or which, being capable of cure, has not been cured within thirty (30) days after receipt of written notice from the non-defaulting party or within such additional cure period as the non-defaulting party may authorize in writing.

The Company entered into an agreement with Healthcare.com Corporation (HCC) pursuant to which HCC is to resell Medmaster Software product to their customers. In connection with the agreement, the Company received a total of $180,000, which represents 40% of the total licensing fee paid by for the five user licenses of MedMaster software.

Note 4. STOCK-BASED COMPENSATION

Stock-based compensation plans are accounted for, using the intrinsic value Method Prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock issued To Employees". The following financial statements includes 500,000 shares of Common Stock (adjusted for 100:1 stock split) issued in 1998 and 1,000,000 shares of Common Stock (adjusted for 100:1 stock split)issued in 1999 respectively to Anthony C. Dike as a form of payment for services Also, 500,000 shares of common stock options (adjusted for 100:1 stock split) were granted in 1998 at $0.002/share to Anthony C. Dike. No stock option was granted for the period ended December 31, 1999.

The value of the common stock of the registrant was not determinable at the time of these issuance, and a value of $0.002 per share was used as the fair value of services rendered during the period.

Because the amounts were considered immaterial, they were not reflected in the Accompanying statements of Income and cashflows for the year ended December 31, 1999.

Note  5.  MERIDIAN  HOLDINGS,  INC.,  ADVERTISEMENT  PROGRAM

Significant terms and conditions for the said pre-paid banner advertisement is that Meridian Holdings, Inc., through its Capnet Gateway Online Services will offer a 25,000 advertisement view at $225 per week to InterCare.com-dx. The advertisement banners will be prominently displayed at the Top of each page. The term of the agreement is for one year, and renews automatically unless the InterCare.com-dx, Inc., defaults in payment or Meridian at its own sole discretion decide to discontinue the said advertisement offering for any reason.

6.  LEGAL  FEE

The Company has agreed to pay its corporate attorney Mr. Scott Wellman Esq, who is also a stockholder of the Company, $5000 cash for his legal services relative to the public offering upon the registration statement for the public offering becoming effective.

The Company has also agreed to pay Mr. Randolph Katz, Esq., of Bryan Cave LLP, for his legal Services in connection with this offering as invoiced, which as of this writing is approximately $8,000.

These  obligation  have  been  accrued  in  the  accompanying  balance   sheet
and the  costs  are  included  in  deferred  public  offering  costs.

Note  7.  PUBLIC  OFFERING  OF  COMMON  STOCK

On December 31, 1999, the Board of Directors authorized the Company to sell in a public offering of 2,500,000 shares of common stock pursuant to an effective registration statement on Form SB-2 filed under the Securities Act of 1933. Each share shall have a purchase price of $10.00.

Proceeds from the public offering shall be for working capital and general corporate purposes.

                                     [LOGO]
                             INTERCARE.COM-dx, INC.
                        900 Wilshire Boulevard, Suite 500
                              Los Angeles, CA 90017
                                 (213) 627-8878



                                    Law Firm
                               Mr. Randolf W. Katz
                                 Attorney at Law
                                 Bryan Cave LLP
                           2020 Main Street, Suite 600
                             Irvine,  CA  92614-8200


                       Stock Transfer & Escrow Management
                                  Carolyn Bell
                            Corporate Stock Transfer
                          3200 Cherry Creek Drive South
                                    Suite 430
                               Denver,  CO  80209


                               Independent Auditor
                              Andrew M. Smith, CPA
                                    Principal
                                Williams & Tucker
                      3711 Long Beach Boulevard, Suite 809
                          Long  Beach, CA 90807-3324





















































                         INVESTOR SUBSCRIPTION AGREEMENT

                                       FOR

                               INTERCARE.COM-DX, INC.


Persons interested in purchasing shares in the Common Stock of InterCare.com-dx, Inc. (the Shares) must complete and return this Subscription Agreement along with their check or money order made payable to InterCare.com-dx, Inc. C/O Corporate Stock Transfer (CST), 3200 Cherry Creek Drive South/Suite 430 Denver, Colorado, 80209. Telephone (303) 282-4800, Fax (303) 282-5800.

If and when accepted by InterCare.com-dx, Inc., a California Corporation (the "Company"), the subscription Agreement shall constitute a Subscription for shares of Common Stock, 0.00 Par Value per share, of the Company. A subscription Agreement may only be deemed complete when payment for shares is made. The minimum investment is $1000 (100 shares). The maximum investment, subject to waiver by the Company is $100,000 (10,000 shares).

An accepted copy of this Subscription Agreement will be returned to you as your receipt, and a stock certificate will be issued to you shortly thereafter.

Method  of  Payment:  Check  or  money  order payable  to Intercare.com-dx, Inc.

I hereby irrevocably tender this Subscription Agreement for the purchase of __________Shares at $10.00 per share. With this Subscription Agreement, I tender Payment in the amount of $________
($10.00  per  share)  for  Shares  subscribed.

In connection with this investment in the Company, I represent and warrant as follows:

a). Prior to tendering payment for Shares, I receive the Company's Offering Prospectus dated
              ____________,  2000.

b).         I  am a bona fide resident of the state of__________________________


1.          Individual(s)--  if more than one owner, I am purchasing as follows:

(      )       Tenants-in-Common  (all parties must sign-- each joint ownership)

(      )       Joint  Tenants  with  Right  Survivorship  (all  parties  must sign--joint  ownership)

(      )       Minor with adults custody under the Uniform Gift to Minors Act in your  state(the  minor  will  have
               sole  beneficial  ownership)

___________________________                      _____________________________
Investor  No.  1  (print  name above)       Investor No. 2(print  name  above)

___________________________                      _____________________________
Street  (residence  address)                       Street(residence  address)

___________________________                     ________________________________
City  State      Zip                            City    State               Zip

_______________________                          _______________________
Home Phone                                       Home Phone

_____________________                            _________________________
Social  Security  Number                         Social  Security Number

____________________                             _______________________
Date  of  Birth                                  Date  of  Birth

_________________________                        _____________________
Signature                                        Signature

________________                                __________________
Date                                            Date

2.  Entity

(      )  Corporation  (authorized  agent  of  corporation  must  sign)

(      )  Existing  Partnership  (at  least  one  partner  must  sign)

____________________________                  _____________________________
Name  of  Corporation  or  Partnership   Authorized  Agent (print  name  above)

________________________________                    ____________________________
Street  (business  address)                         Title  of Authorized  Agent

_

__________________________________         _______________________________
City      State         Zip                 Federal  Identification  Number

The undersigned acknowledges under the penalties of perjury that the foregoing information is true, accurate and complete.

Signature  of  Authorized  Agent

______________________________
Date

3.  Trust

(      )      Trust  (all  trustees  must  sign)


_________________________                    _________________________
Trustee  (print  name  above)                Trust  (print  name above)

__________________________                   ________________________
Street Address                               Date of Trust Agreement

__________________________________           ________________________
City         State           Zip             Social  Security  Number or
                                             Federal  Identification
                                             Number

_______________________________________
Phone

The undersigned acknowledges under the penalties of perjury that the foregoing information is true, accurate and complete.

________________________                 _____________________
Signature                                Signature

____________                             _________
Date                                     Date


ACCEPTED  BY:  INTERCARE.COM-DX,  INC.

By:_________________________________               ____________
                                                   Date